AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY __, 1999

                                                   REGISTRATION NO. ____________


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-1
             Registration Statement Under The Securities Act of 1933

                            -------------------------

                        GENEREX BIOTECHNOLOGY CORPORATION
                         (Name of Issuer in Its Charter)

         Delaware                              2834                        82-0490211

(State or jurisdiction of             (Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)        Classification Code Number)        Identification No.)

                          33 Harbour Square, Suite 202
                                Toronto, Ontario
                                 CANADA M5J 2G2
                             Telephone: 416/364-2551
                             Facsimile: 416/364-9363

                       Anna E. Gluskin, CEO and President
                          33 Harbour Square, Suite 202
                                Toronto, Ontario
                                 CANADA M5J 2G2
                             Telephone: 416/364-2551
                             Facsimile: 416/364-9363
            (Name, address and telephone number of agent for service)

                            -------------------------

                                   Copies to:
                             Joseph Chicco, Esquire
                      Eckert Seamans Cherin & Mellott, LLC
                         1515 Market Street - 9th Floor
                             Philadelphia, PA 19102
                             Telephone: 215/851-8410
                             Facsimile: 215/851-8383

                            -------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                           ---------------------------


                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
     Title of Each
        Class of               Amount to be           Proposed Maximum       Proposed Maximum           Amount of
     Securities to              Registered             Offering Price         Aggregate Offer         Registration
     be Registered                                       Per Share               ing Price                 Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock,                  150,000 shares             $ 6.00                    900,000               $  250.
$.001 par value (1)             50,000 shares               7.50                    375,000                  104.
                                63,638 shares               5.50                    350,009                   97.
------------------------------------------------------------------------------------------------------------------------
Common Stock,                  636,365 shares             $7.875(3)              $5,011,374(3)            $1,393(3)
$.001 par value (2)
------------------------------------------------------------------------------------------------------------------------
                               900,003 shares             $5.50 to               $6,636,374               $1,845
         Total                                            $7.875
========================================================================================================================

---------------------
(1) These shares are issuable upon the exercise of outstanding Common Stock Purchase Warrants issued in connection with a private placement and pursuant to an investment banking agreement ("Warrants"), as follows:

       50,000 warrants expiring February 16, 2004, exercisable at $6.00 100,000 warrants expiring April 6, 2004, exercisable at $6.00
       50,000 warrants expiring April 6, 2004, exercisable at $7.50 63,638 warrants expiring April 26, 2004, exercisable at $5.50

(2)   These shares are being offered by certain shareholders of the Company.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457. Pursuant to Rule 457(c), the proposed maximum offering price per share and registration fee are based on the average of the bid ($7-11/16) and the asked ($8-1/16) prices of the registrant's common stock on July 9, 1999 as reported on the NASDAQ
     OTC Bulletin Board.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTILE THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                              CROSS REFERENCE SHEET

                  Pursuant to Item 501(b)(4) of Regulation S-K

      Item Number and Heading                                                  Caption in Prospectus
      -----------------------                                                  ---------------------
  1.  Forepart of Registration Statement and Outside Front
      Cover of Prospectus....................................................  Outside Front Cover of Prospectus
  2.  Inside Front and Outside Back Cover Pages of
      Prospectus.............................................................  Inside Front and Outside Back
                                                                               Cover Pages of Prospectus
  3.  Summary Information and Risk Factors...................................  Prospectus Summary; Risk Factors
  4.  Use of Proceeds........................................................  Use of Proceeds
  5.  Determination of Offering Price........................................  Selling Shareholders; Plan of
                                                                               Distribution
  6.  Dilution...............................................................  Dilution
  7.  Selling Security Holders...............................................  Selling Shareholders
  8.  Plan of Distribution...................................................  Plan of Distribution
  9.  Disclosure of Commission Position on Indemnification...................  Description of Securities
 10.  Interests of Named Experts and Counsel.................................  Not Applicable
 11.  Information with Respect to the Registrant.............................  Outside Front Cover of Prospectus;
                                                                               Prospectus Summary; Risk Factors;
                                                                               Capitalization; Selected Financial
                                                                               Data; Management's Discussion and
                                                                               Analysis of Financial Condition and
                                                                               Results of Operations; Business;
                                                                               Management; Principal Shareholders;
                                                                               Certain Transactions; Available
                                                                               Information; Financial Statements

12.   Disclosure of Commission Position on Indemnification
      For Securities Act of 1933, As amended, Liabilities....................  Disclosure of Commission Position
                                                                               on Indemnification for Securities
                                                                               Act Liabilities

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


PROSPECTUS - SUBJECT TO COMPLETION, DATED JULY __, 1998


                        GENEREX BIOTECHNOLOGY CORPORATION
                                  Common Stock
                                 900,003 Shares

     Generex is a development stage company and has not received any revenues from operations to date. This prospectus relates to an offering of 900,003 shares of Generex common stock, as follows:

     o We are offering 263,638 shares for sale at prices ranging from $5.50 to $7.50 per share to holders of certain of our outstanding warrants upon exercise of the warrants.

     o Certain of our existing shareholders are offering a total of 636,365 outstanding shares for sale for their own accounts. Generex will not receive any proceeds from shares sold by the selling shareholders.

     Neither we nor the selling shareholders have engaged any underwriter or selling agent to assist us in the sale of the shares covered by this prospectus.

     Inter-dealer "bid" and "asked" price for Generex common stock are quoted on the NASDAQ OTC Electronic Bulletin Board under the symbol GNBT. The OTC Electronic Bulletin Board also reports prices at which shares are sold, and daily sales volume. The closing inter-dealer "bid" and "asked" prices reported for our common stock on July __, 1999, were $______ and $______.

     Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 2 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

             The date of this Prospectus is ________________, 1999.

                                TABLE OF CONTENTS

 SUMMARY....................................................................  1
 FORWARD LOOKING STATEMENTS.................................................  2
 RISK FACTORS...............................................................  2
 CAPITALIZATION.............................................................  7
 DILUTION...................................................................  8
 USE OF PROCEEDS............................................................  8
 SELECTED FINANCIAL DATA....................................................  9
 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
   AND RESULTS OF OPERATIONS................................................ 10
 OUR BUSINESS............................................................... 14
 MANAGEMENT................................................................. 23
 PRINCIPAL SHAREHOLDERS..................................................... 28
 SELLING SHAREHOLDERS....................................................... 32
 PLAN OF DISTRIBUTION....................................................... 35
 MARKET INFORMATION......................................................... 35
 CERTAIN TRANSACTIONS....................................................... 37
 DESCRIPTION OF SECURITIES.................................................. 39
 DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION....................... 43
 LEGAL MATTERS.............................................................. 43
 EXPERTS.................................................................... 43
 ADDITIONAL INFORMATION..................................................... 44
 FINANCIAL STATEMENTS.............................................. F-1 to F-29


     We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.

     In making a decision whether or not to buy any shares offered by this prospectus, you should rely only on the information contained in the prospectus. We have not authorized anyone to provide you with information different from that which is contained in the prospectus. The information contained in the prospectus is accurate only as of the date of the prospectus, regardless of the time the prospectus is delivered or any shares are sold.

     In this prospectus, unless the context indicates otherwise, the terms "Generex", "we", "us" and "our" refer to Generex Biotechnology Corporation.

     For investors outside the United States: Neither we nor, to our knowledge, any other person has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

     UNTIL 1999 (__ DAYS AFTER COMMENCEMENT OF THIS OFFERING), ALL DEALERS THAT BUY, SELL OR TRADE OUR COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               PROSPECTUS SUMMARY

     The following is only a summary of detailed information appearing elsewhere in this prospectus.

Generex and its Products

     Generex is a Delaware corporation engaged in the research and development of drug delivery systems and technology. Our executive offices are located at 33 Harbour Square, Suite 202, Toronto, Canada M5J 2G2, and our telephone number is 416/364-2551.

     We have devoted a substantial majority of our efforts and resources to date to developing a technology to orally administer "large molecule" drugs, including proteins, hormones, peptides, vaccines and other pharmaceutical products. Large molecule drugs, such as synthetic insulin, are now administered almost exclusively by injection because their molecular size makes it difficult or impossible for the body to absorb them if they are administered by other means.

     Oral Insulin Formulation: The initial application of our large molecule drug delivery technology is an oral insulin formulation for use in the treatment of diabetes. The formulation is sprayed into the mouth using a hand-held aerosol applicator. Absorption occurs through the mucous membranes in the mouth and upper gastro-intestinal tract.

     We presently are conducting clinical trials of our oral insulin formulation in the United States and Canada. We have not received regulatory approval to market the product in any country, and do not expect to receive such clearance in the United States or Canada until the fourth quarter of 2000 at the earliest. There are numerous risks and uncertainties that we must overcome before we will be able to market this or any other product.

     We expect to market our oral insulin product through distribution and other agreements with pharmaceutical and/or biotechnology companies. We have not yet entered into any such agreements.

     Other Large Molecule Pharmaceuticals: We believe that the technology upon which our oral insulin formulation is based can be used successfully with other large molecule pharmaceuticals. We have engaged in pre-clinical research and development work on two other applications.


The Offering

     Shares offered by Generex......................................   263,638 shares

     Outstanding shares offered by selling shareholders.............   636,365 shares

                       Total........................................   900,003 shares


     The shares offered by Generex are being offered only to the holders of certain of our outstanding warrants. We will refer to these warrants as the "Placement Warrants" to distinguish them from other warrants that we have issued. We will refer to the shares which would be issued upon exercise of the Placement Warrants as the "Placement Warrant Shares."

     We will refer to the Generex shareholders who are selling shares covered by this prospectus for their own accounts as the "Selling Shareholders".

     Common stock outstanding before the offering..................   14,746,074 shares

     Common stock to be outstanding after the offering.............   15,006,712 shares

     The number of shares of common stock to be outstanding after the offering is based on shares outstanding on June 30, 1999, plus the Placement Warrant Shares. The holders of the Placement Warrants are not committed to exercise the Placement Warrants, however, and we may not sell all or any Placement Warrant Shares.


                           FORWARD-LOOKING STATEMENTS

     We have made statements under the captions "Risk Factors", Use of Proceeds", "Management's Discussion and Analysis of Financial Condition and Results of Operations,", "Business" and elsewhere in this prospectus that are forward-looking statements. You can identify these statements by forward-looking words such as "may", "will", "expect", "anticipate", "believe," "estimate," and similar terminology. Forward-looking statements address, among other things:

    o implementing our clinical programs and other aspects of our business plans;

    o  financing goals and plans; and

    o our expectations of when regulatory approvals will be received or other actions will be taken by parties other than us.

     We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to accurately predict or which we do not fully control that will cause actual results to differ materially from those expressed or implied by our forward-looking statements. These include the factors listed under "Risk Factors" and elsewhere in this prospectus.

     Although we believe that our expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Our forward looking statements are made as of the date of this prospectus, and we assume we are under no duty to update them or to explain why actual results may differ.


                                  RISK FACTORS

     You should carefully consider the following risks and other information in this prospectus before deciding to purchase our common stock. The market price of our common stock could decline due to any of these risks, and you could lose all or part of your investment. This statement of risks is not intended to be exhaustive, i.e., these are not the only risks relating to our common stock, this offering or our business.

We Have Not Yet Sold Any Products Or Received Regulatory Approval To Sell Our Products.

     We are a development stage company. We have engaged primarily in research and development activities since our inception, and have not received any revenues from operations. We have no products approved for commercial sale by drug regulatory authorities and only one product, our oral insulin formulation, for which we have begun the regulatory approval process.

We May Not Achieve Commercial Success Even If Our Products Are Approved for Sale.

     Even if we obtain the required regulatory approvals to market our oral insulin product, there are many factors which may prevent us from ever successfully selling the product in commercial quantities. Some factors are beyond our control, such as:

     o acceptance of the formulation by health care professionals and diabetic patients; and

     o the availability, effectiveness and relative cost of alternative diabetes treatments which may be developed by competitors.

We Have No Arrangements To Obtain Insulin In Commercial Quantities.

     We will need to obtain synthetic insulin to produce our oral insulin formulation. There are a limited number of suppliers of synthetic insulin, with two companies controlling a substantial majority of the world's supply. At the present time, we have no agreement or other understanding with any company to supply insulin to us.

We Cannot Succeed Unless We Obtain Additional Capital.

     We have incurred substantial losses from operations from our inception, and expect to continue to incur substantial losses for at least another 12 to 18 months. During this 12 to 18 month period, we do not expect to obtain significant revenues from operations but will need substantial funds, primarily for the following purposes:

     o to conduct clinical trials of our oral insulin product and otherwise pursue regulatory approvals for this product;

     o to begin to develop new products based on our oral delivery technology, and to conduct the clinical tests necessary to develop and refine new products; and

     o  to establish and expand our manufacturing capabilities.

     To finance our operations to date, we have relied almost entirely on private offerings of common stock at prices below the current market price of our common stock. The terms on which we obtain additional financing may dilute the investment of existing shareholders, or otherwise adversely affect their position. It is also possible that we will be unable to obtain the additional funding we need as and when we need it. If we were unable to obtain additional funding as and when needed it, we could be forced to delay the progress of our development efforts. These delays would delay our ability to bring a product to market and obtain revenues, and could result in competitors developing products ahead of us, and/or in our being forced to relinquish rights to technologies, products or potential products. Because of the uncertainties in our ability to satisfy our future financing needs, our auditors' report on our financial statements for the year ended July 31, 1998 contains an explanatory paragraph regarding our ability to continue as a going concern.

We Will Depend Upon Others For Marketing And Distributing Our Products.

     Since we currently lack marketing and sales experience and personnel, distribution channels and other infrastructure needed to successfully commercialize a product, we intend to rely on collaborative arrangements with one or more other companies which possess strong marketing and distribution resources. We do not, however, have any agreements with other companies for marketing or distributing our products. We may be forced to enter into contracts for the marketing and distribution of our products which substantially limit the potential benefits to us from commercializing our products. In addition, we will not have the same control over marketing and distribution that we would have if we conducted those functions ourselves.

We Have No Experience In Manufacturing and Insufficient Capacity to Produce Product In Large Quantities.

     To date, we have produced our oral insulin formulation only under laboratory conditions on a small scale. We have established a pilot manufacturing facility that we believe is capable of producing the product at levels necessary to supply our needs for late stage human clinical trials of the product, and for initial commercial sales outside the United States. However, we have not yet actually produced product at those levels. In any event, we will need to significantly increase our manufacturing capability to manufacture our product in commercial quantities. We have no experience in resolving the staffing, manufacturing, regulatory and quality control problems that are likely to come up in developing and running a large scale manufacturing operation. Our failure to solve problems of this nature could delay or prevent our ability to bring the product to market, and inhibit sales after the product comes to market.

We Are Dependent On Our Executive Management And Other Personnel.

     We believe that the continuing availability and dedication of our limited scientific and management staff is very important. Our business could be materially harmed if one or more members of our executive management team were unable or unwilling to continue their association with us. We do not have fixed term agreements with any of our principal officers, other than Dr. Pankaj Modi. The fact that we have a fixed term contract with Dr. Modi, however, does not guarantee his continued availability.

     We depend upon non-employee consultants to assist us in formulating research and development strategy, in preparing regulatory submissions, in developing protocols for clinical trials, and in designing, equipping and staffing our manufacturing facilities. These consultants and advisors usually have the right to terminate their relationship with us on short notice. Loss of some of these key advisors could interrupt or delay our business plan.

     We will continue to need qualified scientific personnel and personnel with experience in clinical testing, government regulation and manufacturing. We may have difficulty in obtaining qualified scientific and technical personnel as there is strong competition for these people from other pharmaceutical and biotechnology companies as well as universities and research institutions.

Our Reliance On Patents And Other Proprietary Technologies Exposes Us To Significant Risks.

     Our long-term success will substantially depend upon protecting our technology from infringement, misappropriation, duplication and discovery. We own two U.S. patent applications that cover our basic drug delivery technology. One of these has been allowed although not formally issued by the U.S. patent office. We also own an indirect interest in three patents held by another company which is fifty (50%) percent owned by us, and we have five other patent applications pending, two of which are pending only in Canada. We cannot be sure that any of our pending patent applications will be granted.

     Our patent position may not fully protect our competitive position. Our patent rights, and the patent rights of biotechnology and pharmaceutical companies in general, are highly uncertain and include complex legal and factual issues. We believe that our existing technology and the patents which we hold or have applied for do not infringe any one else's patent rights, and that they will provide meaningful protection against others duplicating our proprietary technologies. We cannot be sure of this because of the complexity of the legal and scientific issues that could rise in litigation over these issues. Since patent applications in the United States are maintained in secrecy until the patents are approved, we cannot be sure that any technology we are currently developing is not covered by any pending patent applications.

     We also rely on trade secrets and other unpatented proprietary information. We seek to protect this information, in part, by confidentiality agreements with our employees, consultants, advisors and collaborators. These agreements may be breached, however, in which case we may not have adequate remedies for any breach. Our trade secrets may become known or independently developed by competitors. Trade secrets do not protect against a competitor's independent development of the same technology.

Our Ability To Respond To Business Opportunities And Introduce New Products Is Subject To Extensive Government Regulation Of Our Business.

     Our research and development activities, and the eventual manufacture and marketing of our products, are subject to extensive regulation by the Food and Drug Administration in the United States, and comparable regulatory authorities in other countries. Among other things, extensive regulation puts a burden on our ability to bring products to market. These regulations apply to all competitors in our industry. However, many of our competitors have extensive experience in dealing with FDA and other regulators, while we do not. Also, other companies in our industry do not depend completely on products which still need to be approved by government regulators, as we do. If we do not obtain regulatory approvals for our products, or fail to comply with these government regulations in the future, our business will be substantially harmed.

We May Not Be Able to Compete with Other Diabetes Treatments Marketed By Other Companies.

     Our oral insulin product will compete with existing and new therapies for treating diabetes, including administration of insulin by injection. We are aware of a number of companies currently seeking to develop alternative means of delivering of insulin, as well as new drugs intended to replace insulin therapy, at least in part. Most of our potential competitors are established firms that have substantially greater financial resources than we do. In addition, several competitors that are not themselves major companies have arrangements with major pharmaceutical companies for financial, technical and marketing assistance. Our product may not be technically competitive with other products. Even if our product is technically superior, we may be unable to successfully compete due to our limited resources.

Pending Litigation Could Result In Dilution To Stockholders.

     Sands Brothers and Co. Ltd., a New York City based investment banking and brokerage firm, initiated an arbitration against us claiming that it has the right to purchase, for nominal consideration, approximately 1.6 million shares of our common stock. If Sands should win the arbitration and receive shares of our common stock for little or no consideration our existing shareholders' investment would be proportionately diluted.

We Have Substantial Exposure To Product Liability.

     The use of our products in clinical trials and the commercial sale of our products exposes us to liability claims by consumers and pharmaceutical companies. We have obtained limited product liability insurance of two million dollar per occurrence and total coverage. We cannot be sure that this would be sufficient coverage in the case of any substantial liability claim.

The Price Of Our Shares May Be Volatile.

     There may be wide fluctuation in the price of our shares. Because of this potential volatility, our shares may be an unsuitable investment for investors who might be required to sell the shares at a time when the market price of the shares is depressed. These fluctuations may be caused by several factors including:

     o announcements of research activities and technology innovations or new products by us or our competitors;

     o  changes in market valuation of companies in our industry generally;

     o  variations in operating results;

     o  changes in governmental regulations;

     o results of clinical trials of our products or our competitors' products; and

     o regulatory action or inaction on our products or our competitors' products.

Our Outstanding Special Voting Rights Preferred Stock And Provisions of Our Certificate of Incorporation Could Delay Or Prevent The Acquisition Or Sale Of Generex.

     Holders of our Special Voting Rights Preferred Stock have the ability to prevent any change of control of Generex. Our Vice President of Research and Development, Dr. Pankaj Modi, owns all of our Special Voting Rights Preferred Stock. In addition, our Certificate of Incorporation permits our Board of Directors to designate new series of preferred stock and issue those shares without any vote or action by the shareholders. Such newly authorized and issued shares of preferred stock could contain terms which grant special voting rights to the holders of such shares which make it more difficult to obtain shareholder approval for an acquisition of Generex or increase the cost of any such acquisition.

Future Sales Of Shares By Current Shareholders May Adversely Affect The Price Of Our Stock.

     The market price of our common stock could decline as a result of sales of a large number of shares in the market by Selling Shareholders or other existing shareholders, as well as Placement Warrant holders after this offering. The shares being sold by Selling Shareholders could not be sold prior to this offering because they had not been registered with the SEC, and did not qualify for an exemption from registration requirements. No Placement Warrant Shares have been issued prior to this offering.

We Have Engaged In Numerous Transactions With Our Affiliates.

     We have engaged in numerous transactions with our affiliates which are not the result of arms-length negotiations. For that reason, institutional investors and other potential purchasers of our shares may be less willing to do so due to a belief that the terms of these transactions may not be as favorable to Generex as could have been obtained through arms-length negotiations with nonaffiliated parties.

                                 CAPITALIZATION


         The following table sets forth our capitalization as of April 30, 1999 under the caption "Actual". The "Pro Forma" information reflects the following post-April 30, 1999, events:

     o sale of 273,002 shares of common stock at a price of $5.50 per share in May 1999;

     o exercise of 1,002,672 Series A Common Stock Purchase Warrants and redemption of 323,920 Series A Warrants in May and June 1999; and

     o payment of expenses of approximately $300,000 in connection with these transactions, including the issuance of 6,300 shares valued for this purpose at $5.50 per share.

The "Pro Forma As Adjusted" information reflects all pro forma adjustments described above, plus the sale for cash of the Placement Warrant Shares offered by this prospectus and payment of estimated expenses of $100,000 related to this offering. As set forth under the caption "Use of Proceeds", Placement Warrants may also be exercised using a "cashless" method, in which case the number of Placement Warrants Shares issued and our capital will be reduced.

                                                                        As of April 30, 1999
                                                        --------------------------------------------------------
                                                                                                    Pro Forma
                                                          Actual            Pro Forma               As Adjusted
                                                        ---------           ---------               ------------
                                                       (In thousands except share and per share information)

Notes receivable, less current                          $   -0-               $424                      $424
portion...............................

Long-term obligations, less current portion.......         $635               $635                      $635

Common stock, $.001 par value; 50,000,000 shares
authorized; 13,727,937 shares issued and
outstanding, actual; 14,685,991 shares issued
and outstanding, pro forma; 14,949,629 shares
issued and outstanding, pro forma as adjusted.....      $16,338            $20,106                   $21,631

Preferred Stock, $.001 par value, 1,000
shares issued and outstanding actual, pro
forma and pro forma as adjusted...................          --                --                       --

Accumulated deficit...............................      $10,679            $10,679                   $10,679

Total stockholders' equity........................      $ 5,533            $ 9,251                   $10,776

Total capitalization..............................      $ 6,294            $10,062                   $11,587
                                                        =======            =======                   =======


     Outstanding share information excludes 857,937 shares of common stock issuable upon exercise of outstanding options and warrants other than the Placement Warrants as of April 30, 1999, at an average exercise price of $5.62 per share. It also excludes all other transactions after April 30, 1999, except as expressly stated above. Common Stock, "Pro Forma" and "pro forma" As Adjusted includes Notes Receivable of $473,701 received in partial payment of shares issued on the exercise of Series A Warrants.

                                    DILUTION

     On April 30, 1999, our net tangible book value was approximately $5,532,772, or $.40 per share of common stock. Our pro forma net tangible book value per share at that date, which is determined by taking our actual net tangible book value on April 30, 1999, adding to it the proceeds from sale of the Placement Warrant Shares (less estimated expenses of this offering of $100,000), then dividing by the number of shares outstanding at April 30, 1999, plus Placement Warrants Shares. Assuming all Placement Warrants are exercised, the holders of Placement Warrants will incur dilution in their investment that is approximately equal to the difference between the price which they pay for Placement Warrant Shares ($5.50 to $7.50) and the pro forma net tangible book value of our common stock.

     Purchasers of shares from the Selling Shareholders will incur dilution in the net tangible book value of their investment equal to the difference between the price paid for the shares and the net tangible book value of our common stock. For example, if such shares are purchased at the "asked" price quoted for our common stock on , 1999, which was $___________, the purchaser's investment would be diluted by approximately $___________ per share, assuming no change in the net tangible book value of our shares after April 30, 1999.


                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of shares by the Selling Shareholders. The net proceeds from the sale of Placement Warrant Shares, if all such Shares are sold for cash, will be approximately $1,525,000, after deducting expenses of this offering which we estimate will be approximately $100,000. Placement Warrant holders also may exercise their Warrants using a "cashless" exercise method. Under this method, a holder may use the "equity value" of his Placement Warrants to exercise other Warrants without paying additional money. The equity value of a Placement Warrant for this purpose is the difference between the market value of our common stock and the exercise price of the Placement Warrant. To illustrate this method, if the market price of our common stock were $7.50 and the exercise price of a Placement Warrant is $6.00, the equity value of the Warrant would be $1.50. In such a case, a holder of such Placement Warrants could use four Warrants to pay the exercise price of a fifth Warrant, i.e., the holder would deliver five Warrants to us for cancellation, and we would issue one fully paid share of common stock to the holder. Thus, to the extent that holders of Placement Warrants use the cashless exercise method to exercise their Warrants, cash proceeds and the number of Placement Warrant Shares issued upon exercise of the Placement Warrants would be reduced.

     Proceeds from any sales of the Placement Warrant Shares will be added to the funds that we now have on hand, and used primarily to continue the clinical trials of our oral insulin formulation, in the research and development of other products, and for general and administrative expenses. The proceeds from the sale of the Placement Warrant Shares will not materially change our needs for additional financing even if all Placement Warrants are exercised.

                             SELECTED FINANCIAL DATA

     The following selected financial data is derived from and should be read in conjunction with our financial statements and related notes which appear elsewhere in this prospectus. Our financial statements as of and for the fiscal year ended July 31, 1998, have been audited by Withum, Smith & Brown, independent auditors. The financial statements as of and for the fiscal year ended July 31, 1997, and for the period November 2, 1995 (date of inception) to July 31, 1996, have been audited jointly by Withum, Smith & Brown and Mintz & Partners, independent auditors. The interim financial statements as of and for the nine month periods ended April 30, 1998 and 1999 have not been audited. In the opinion of management, the interim financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of these periods.

     The "As Adjusted" balance sheet data at April 30, 1999, gives effect to the proposed sale of 263,638 Placement Warrant Shares, and the payment of expenses of this offering estimated at $100,000.

                                                                  For the      Cumulative
                                                                  Period          From
                                                                November 2,    November 2,
                                                                   1995           1995
                                            Years                (Date of       (Date of              Nine Months
                                         Ended July 31          Inception)     Inception)            Ended April 30
                                   ------------------------    to July  31,   to July 31,        ---------------------
                                    1998              1997         1996          1998             1999           1998
                                   ------            ------    -----------    -----------        ------        -------
STATEMENT OF
OPERATIONS DATA (In
thousands, except per share
data):

Revenues                          $   --            $   --         $            $  --            $              $  --

Net Loss                          $(4,614)          $(1,356)       $(363)       $(6,333)         $(4,347)       $(2,026)

Basic and diluted net loss
per common share                    $(.46)            $(.25)       $(.40)          --            $  (.34)         $(.21)

Weighted average number of
common shares outstanding          10,079             5,513          904           --             12,891          9,583

Cash dividends per share             --                 --           --            --               --            --


                                                  July 31,                          April 30, 1999
                                         ------------------------           ------------------------------
                                          1998              1997            Actual            As Adjusted
                                         ------            ------           ------            -----------
BALANCE SHEET DATA (In thousands):

Working capital                          $  873            $  290            $3,213              $4,938
Total assets                             $5,456            $3,673            $7,267              $7,267
Total long-term debt (less
     current maturities)                 $  913               --             $  635              $  635
Total stockholders' equity               $2,642            $3,449            $5,533              $7,357

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

     Generex Biotechnology Corporation was incorporated in 1983 as Green Mt. P.S., Inc. In January 1998, we acquired all of the outstanding capital stock of Generex Pharmaceuticals, Inc. ("Generex Pharmaceuticals"), a Canadian corporation formed in November 1995 to engage in pharmaceutical and biotechnological research and other activities, and changed our corporate name to Generex Biotechnology Corporation. The acquisition of Generex Pharmaceuticals was effected by the merger of a recently formed Delaware corporation ("Generex Delaware"), which had acquired all of the outstanding capital stock of Generex Pharmaceuticals in October 1997, with a wholly-owned subsidiary which we formed for this transaction (the "Reverse Acquisition"). As a result of the Reverse Acquisition, the former shareholders of Generex Delaware acquired a majority of our outstanding capital stock and, for accounting purposes, Generex Delaware was treated as the acquiring corporation. Thus, the historical financial statements of Generex Delaware, which essentially represent the historical financial statements of Generex Pharmaceuticals, are deemed to be the historical financial statements of Generex Biotechnology Corporation.

     On April 30, 1999, we completed a reorganization in which we merged into Generex Delaware to change our state of incorporation from Idaho to Delaware. This reorganization did not result in any material change in our historical financial statements or current financial reporting. As part of the reorganization, Generex Delaware changed its corporate name to "Generex Biotechnology Corporation".

     We are engaged in developing drug delivery systems. Our principal business focus has been to develop a technology to administer large molecule drugs (i.e., drugs composed of molecules above a specified molecular weight) by the oral route. Historically, large molecule drugs have been administered only by injection because their size inhibits or precludes absorption if administered by oral, transdermal, transnasal or other means.

     The first product based on our large molecule drug delivery technology is a liquid insulin formulation that is administered using a hand-held aerosol spray applicator. The formulation, which includes insulin and various excipients (i.e., non-active pharmaceutical ingredients) to facilitate the absorption of insulin molecules through the mucous membranes in the mouth and upper gastro-intestinal tract, is sprayed into the mouth and back of the throat, where absorption occurs. This product is presently undergoing clinical trials in the United States and Canada.

     We do not expect to receive significant revenue from product sales in the current fiscal year or in the next fiscal year. We do expect, however, to receive licensing income, or income in the nature of licensing income (e.g., "signing bonuses" or "advance royalties"), next year in connection with our entering into marketing and distribution agreements. Income from such sources, if received, is likely to be material relative to our total cash needs. We do not have any commitments to receive such payments at the present time.

Results of Operations - Nine months ended April 30, 1999 and 1998

     We had a net loss of $4,346,886 for the nine months ended April 30, 1999, compared to a loss of $2,025,698 in the corresponding period of the preceding fiscal year. The principal reasons for the increase in our net loss in the nine month period ended April 30, 1999, were an increase in research and development expenses (to $1,787,203 from $500,756) and an increase in general and administrative expenses (to $2,532,692 from $1,524,942).

         The principal reasons for the increase in our research and development expense in the nine months ended April 30, 1999, were:

     o commencement of clinical trials of our oral insulin formulation in Canada and the United States during the second and third quarters;

     o preparations for our clinical program during the first quarter, including preparation of our IND application to FDA;

     o  development work associated with our oral insulin applicator; and

     o personnel costs associated with starting up our pilot manufacturing facility in Toronto which supports our clinical programs.

     The principal reasons for the increase in our general and administrative expense in the nine months ended April 30, 1999, were:

     o  the addition of new administrative personnel;

     o increased legal and accounting expenses related in part to our registration of common stock under Section 12(g) of the Securities Exchange Act and compliance with the reporting requirements of that Act;

     o  participation in industry seminars and exhibitions;

     o  increases in executive compensation; and

     o  a one time expense associated with the severance of a former executive.

Results of Operations - Years Ended July 31, 1998, 1997 and 1996

     Through July 31, 1998, we have accumulated a substantial operating deficit as a result of research, development and general and administrative expenses incurred at a time when we have had no revenues from operations. These expenses have increased year to year, and increased substantially in the fiscal year ended July 31, 1998, primarily because of large increases in general and administrative expenses ($3,673,909 in the year ended July 31, 1998, versus $628,064 in the prior year).

     The increase in our general and administrative expenses in the fiscal year ended July 31, 1998, was attributable primarily to:

     o increase in salaries ($570,230 in the year ended July 31, 1998, versus $77,806 in the prior fiscal year);

     o  professional fees ($527,941 versus $98,078);

     o consulting services paid for through the issuance of securities valued at $110,000, versus zero in the prior year; and

     o settlement of a liquidated damage claim by a former lender ($738,000) based upon our failure to become a "public company" prior to December 7, 1997.

Certain of these expenses were nonrecurring expenses related to our becoming a public company and to financing transactions. We expect the potential decrease in general and administrative expenses in the current fiscal year, however, to be offset by increases in personnel expenses, legal and accounting expenses, and increases in expenses related to promotional activities, primarily industry seminars and exhibitions.

Liquidity and Capital Resources

     To date we have financed our development stage activities primarily through private placements of common stock. In the nine months ended April 30, 1999, we received cash proceeds of approximately $5.5 million in additional equity capital, net of expenses relating to the issuance of such shares and $140,873 to redeem certain outstanding shares. As a result, at April 30, 1999, our stockholders' equity had increased to approximately $5.53 million versus approximately $2.64 million at July 31, 1998, notwithstanding our net loss during the nine months ended April 30, 1999.

     At April 30, 1999, we had cash on hand of approximately $3.86 million. Based on our projections of our cash needs at that time, cash on hand was sufficient to fund development activities over the remainder of the current fiscal year at the levels then planned. In the current fiscal quarter, which began May 1, we have received approximately $3.7 in additional equity capital from an institutional private placement completed in May 1999, and from the exercise of outstanding warrants in May and June 1999.

     Implementing our business plan will require the availability of sufficient funds to complete development of our oral insulin formulation and to carry on other research and development activities. While we have been able to raise capital for our development activities in the past, we do not have any commitments for future financing. Thus, we face the risk that unforeseen problems with our clinical program or materially negative developments in general economic conditions could interfere with our ability to raise the capital we need, or materially adversely affect the terms upon which such capital is available. If we were unable to raise additional capital as needed, we could be required to "scale back" or otherwise revise our business plan. Any significant scale back of operations or modification of our business plan due to a lack of funding could be expected to materially and adversely affect our prospects.

     We believe that our cash on hand is sufficient to complete the Phase II clinical programs for our oral insulin formulation in the United States and Canada. Additional funds will be required, however, to carry out a Phase III clinical program. The differences between Phase II and Phase III clinical programs are described below under the caption "Business - Government Regulation".

     We expect that a substantial portion of our Phase III clinical program costs will be obtained through licensing income and future marketing partners' contributions to clinical program costs and/or equity investments. We do not, however, have any licensing agreements or contractual arrangements for other funding at the present time.

Transactions with Affiliates

     A portion of our research and development and administrative expenses in the current year and in prior periods have resulted from transactions with affiliated persons. "Research and development - related party" and "General and administrative - related party" expenses as reported in our financial statements represent compensation and expense reimbursements paid to management or consulting companies owned by officers and directors of Generex and through which such officers and directors provide their services to us. A number of our capital transactions also have involved affiliated persons. Although these transactions are not the result of "arms-length" negotiations, we do not believe that this fact has had a material impact on our results of operations or financial position.

Year 2000 Issues

     Many computer systems experience problems handling dates beyond the year 1999. Therefore, some computer hardware and software will need to be modified prior to the year 2000 in order to remain functional. We have completed our assessment of year 2000 issues and believe that the consequences of such issues will not have a material effect on our business, results of operations or financial condition, without taking into account any efforts by us to avoid such consequences.

     New Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. We began the adoption of SFAS No. 130 in our first fiscal quarter ending October 31, 1998.

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS No. 131"). SFAS No. 131 establishes standards for public business enterprises to report information about operating segments in annual financial statements and selected information in the notes thereto. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. In the initial year of application, comparative information for earlier years is to be restated. SFAS No. 131 need not be applied to interim financial statements in the year of adoption, but comparative information is required in the second year of application. We believe that the adoption of SFAS No. 131 will not have a material impact on our financial reporting.

     In 1998, the FASB issued Statement of Financial Accounting Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 modifies the accounting for derivative and hedging activities and is effective for fiscal years beginning after December 15, 1999. We believe that the adoption of SFAS No. 133 will not have a material impact on our financial reporting.

     In 1998, the AICPA issued Statement of Position (SOP) 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use". We believe that the adoption of SOP 98-1 will not have a material impact on our financial reporting.

                                  OUR BUSINESS

     Generex Biotechnology Corporation is engaged in the research and development of proprietary drug delivery technology. Our activities to date have been focused on formulations to administer large molecule drugs by mouth. Large molecule drugs ordinarily are not effective unless they are administered by injection. The initial product based upon our large molecule drug delivery technology is a liquid insulin formulation that can be administered by a spray to the oral cavity. We believe that the drug delivery technology upon which this product is based also can be used for other large molecule drugs.

Oral Insulin Formulation.

     Background - Insulin Therapy for Diabetes: The term diabetes refers to a group of disorders that are characterized by abnormally high levels of glucose in the blood. The disorders that characterize diabetes involve defects in the relationship between glucose, a type of sugar, and insulin secretion. When glucose is abundant, it is converted into fat and stored for use when food is not available. When glucose is not available from food, these fats are broken down into free fatty acids that stimulate glucose production by the liver. Insulin, which is secreted by the pancreas, plays an important role in regulating the level of glucose in the blood stream by stimulating the use of glucose as fuel and by inhibiting the production of glucose in the liver. In a healthy individual, a balance is maintained between insulin secretion and glucose metabolism.

     There are two types of diabetes. In Type 1 diabetes (juvenile onset diabetes or insulin dependent diabetes), the pancreas produces no insulin, and patients typically inject insulin three to five times per day to regulate blood glucose levels. In Type 2 diabetes (adult onset or non-insulin dependent diabetes mellitus), the body is resistant to the effect of insulin and the insulin produced by the body is insufficient to properly regulate glucose levels in the blood. In addition to insulin therapy, Type 2 diabetics take oral drugs that stimulate the production of insulin by the pancreas or enable the body to more effectively use insulin.

     Complications of diabetes include damage to the walls of blood vessels, blindness, loss of circulation in arms and legs, coronary artery disease and kidney failure. In addition, many diabetics are obese and this obesity leads to cardiovascular disease and stroke.

     There is no known cure for diabetes. The World Health Organization has identified diabetes as the second largest cause of death by disease in North America. In North America, total diabetes treatment costs in 1998 exceeded $130 billion, of which 50% represented direct costs such as medication, supplies and medical care, with the balance being indirect costs such as lost wages.

     Oral Insulin Research & Development. Insulin taken by mouth is usually not absorbed because the insulin molecule is too large. As a result, substantially all insulin used today in the treatment of diabetes is injected. Our research and development effort has focused on finding an insulin formulation that will be absorbed when administered by mouth.

     We began with studies involving rats and dogs which showed favorable results. Beginning in January 1998, we conducted a number of studies in Ecuador with human subjects. Each of these studies involved a selection of between 8 and 10 patients. The principal purpose of these studies was to evaluate the effectiveness of our oral insulin formulation in humans compared with injected insulin and placebos. The studies were conducted over periods of from 4 to 5 days. In these studies, oral formulations containing 30, 40 and 50 units of insulin provided glucose lowering results similar to 10 units of injected insulin. The oral insulin formulations also provided average insulin absorption equivalent to the injected insulin.

     Concurrently with these studies, we also experimented with a number of devices and techniques to orally "administer" our formulation. In our earliest studies in Ecuador, the formulation was administered using a calibrated dropper. The formulation was "swished" in the mouth and either spit out or swallowed. We eventually decided to use a hand held aerosol sprayer to administer the formulations.

     On the basis of the test results in Ecuador and other pre-clinical data, we made an Investigatory New Drug submission to the Health Protection Branch in Canada (Canada's equivalent to the United States' Food and Drug Administration) in July 1998, and received permission from the Canadian regulators to proceed with clinical trials in September 1998. We started these trials in November 1998, and they are now in process.

     We filed an Investigative New Drug Submission with the Food and Drug Administration in October, 1998. In November 1998 we received FDA approval to proceed with human trials. We began clinical trials in the United States in February 1999, and they are now in process.

     We expect to complete Phase II clinical trials of our oral insulin formulation in 1999, and to begin Phase III clinical trials of the formulation in 2000. We also expect to enter into one or more licensing or other collaborations with a major pharmaceutical or biotechnology company before commencing Phase III trials. The distinctions between Phase II and Phase III trials are described in "Government Regulation" below.

Other Large Molecule Drug Projects.

     We believe that the large molecule drug delivery system used in our insulin product is appropriate for a variety of other drugs. We have had numerous and extensive discussions of possible research collaborations with pharmaceutical companies concerning the use of our large molecule drug delivery technology with the prospective partner's products. These products include monoclonal antibodies, human growth hormone, fertility hormone, and others. We have not aggressively pursued these relationships, however, because we believed it was more advantageous to concentrate our resources on developing our oral insulin formulation. We have, however, engaged in preclinical trials of two non-insulin applications.

Government Regulation

     United States: All aspects of our research, development and foreseeable commercial activities are subject to extensive regulation by the FDA and other regulatory authorities in the United States. United States federal and state statutes and regulations govern, among other things, the testing, manufacture, safety, efficacy, labeling, storage, record keeping, approval, advertising and promotion of pharmaceutical products. Preclinical studies and clinical trials, and the regulatory approval process usually take several years and require the expenditure of substantial resources. If regulatory approval of a product is granted, the approval may include significant limitations on the uses for which the product may be marketed.

     The steps required before a pharmaceutical product may be marketed in the United States include:

     o  preclinical tests;

     o the submission to FDA of an Investigational New Drug application, which must become effective before human clinical trials commence;

     o  human clinical trials to establish the safety and efficacy of the drug;

     o  the submission of a New Drug Application to FDA;

     o FDA approval of the New Drug Application, including approval of all product labeling and advertising.

     Preclinical tests include laboratory evaluation of product chemistry, formulation and stability, as well as animal studies to asses the potential safety and efficacy of each product. The results of the preclinical tests are submitted to FDA as part of the Investigational New Drug Application and are reviewed by FDA before the commencement of human clinical trials. Unless FDA objects to the Investigatory New Application Drug, the Investigational New Drug Application becomes effective 30 days following its receipt by FDA. The Investigational New Drug Application for our oral insulin formulation became effective in November 1998.

     Clinical trials involve the administration of the new drug to humans under the supervision of a qualified investigator. The protocols for the trials must be submitted to FDA as part of the Investigational New Drug Application. Also, each clinical trial must be approved and conducted under the auspices of an Institutional Review Board, which considers, among other things, ethical factors, the safety of human subjects, and the possible liability of the institution conducting the clinical trials.

     Clinical trials are typically conducted in three sequential phases (Phase I, Phase II, and Phase III), but the phases may overlap. Phase I clinical trials test the drug on healthy human subjects for safety and other aspects, but not effectiveness. Phase II clinical trials are conducted in a limited patient population to gather evidence about the efficacy of the drug for specific purposes to determine dosage tolerance and optimal dosages, and to identify possible adverse effects and safety risks. We began Phase II clinical tests of our oral insulin formulation in the United States in February 1999, and these tests are now in progress.

     When a compound has shown evidence of efficacy and acceptable safety in Phase II evaluations, Phase III clinical trials are undertaken to evaluate clinical efficacy and to test for safety in an expanded patient population at clinical trial sites in different geographical locations. FDA and other regulatory authorities require that the safety and efficacy of therapeutic product candidates be supported through at least two adequate and well-controlled Phase III clinical trials. The conduct of clinical trials in general and the performance of the Phase III clinical trial protocols in particular are complex and difficult.

     In the United States, the results of preclinical studies and clinical trials, if successful, are submitted to FDA in a New Drug Application to seek approval to market and commercialize the drug product for a specified use. FDA may deny a New Drug Application if it believes that applicable regulatory criteria are not satisfied. FDA also may require additional testing for safety and efficacy of the drug.

     We cannot be sure that any of our proposed products will receive required regulatory approvals. Even if we receive regulatory approval, our products and the facilities used to manufacture our products will remain subject to continual review and periodic inspection by FDA.

     To supply drug products for use in the United States, foreign and domestic manufacturing facilities must comply with FDA's Good Manufacturing Practices. Domestic facilities are subject to periodic inspection by FDA. Products manufactured outside the United States are inspected by regulatory authorities in those countries under agreements with FDA. To comply with Good Manufacturing Practices, manufacturers must expend substantial funds, time and effort in the area of production and quality control. FDA stringently applies its regulatory standards for manufacturing. Discovery of previously unknown problems with respect to a product, manufacturer or facility may result in consequences with commercial significance. These include restrictions on the product, manufacturer or facility, suspensions of regulatory approvals, operating restrictions, delays in obtaining new product approvals, withdrawals of the product from the market, product recalls, fines, injunctions and criminal prosecution.

     Foreign Countries: Before we are permitted to market any of our products outside of the United States, those products will be subject to regulatory approval by foreign government agencies similar to FDA. These requirements vary widely from country to country. Generally, however, no action can be taken to market any drug product in a country until an appropriate application has been approved by the regulatory authorities in that country. FDA approval does not assure approval by other regulatory authorities. The current approval process varies from country to country, and the time spent in gaining approval varies from that required for FDA approval. In Canada, we obtained regulatory approval from the Health Protection Branch, the Canadian equivalent of the FDA, in September 1998, and began clinical tests in Canada in November 1998. In Ecuador, we conducted early clinical and other studies in 1997 and the first half of 1998. Regulatory authorities in Ecuador approved the limited non-commercial distribution of our oral insulin formulation in September 1998.

Marketing

     We have several options for marketing our products. These include selling our drug delivery technology outright (for all applications or certain applications only), licensing one or more companies to market products based on our technology, or marketing directly through a sales force comprised of our own staff and independent distributors. Our present intent is to establish joint ventures or licensing arrangements for marketing our products. We have discussed licensing and other terms with several potential marketing and distribution partners for our oral insulin formulation, but have not yet reached any formal commitments or agreements.

     We plan to market oral insulin formulation in the United States under the name Oralgen(TM), and in Canada and elsewhere under the name Oralin(TM). We expect that the convenient size of our applicator, the stability of our oral insulin formulation at room temperature, and the ease and pain-free nature of self-administration of the product by patients will be the principal strengths for marketing our formulation to patients who require insulin therapy, if and when we obtain the necessary approvals to market the product. We also expect that these same factors will improve patients' compliance with their prescribed therapy, and that this improvement in patient compliance would be a significant factor in motivating physicians to prescribe our product for insulin therapy.

Manufacturing.

     We plan to manufacture our oral insulin formulation in company-owned or controlled facilities. Initially, we produced the formulation needed for our clinical studies in a laboratory setting. We now have equipped a company-owned pilot facility in Toronto, that is capable of preparing enough formulation for approximately 500 applicators daily, and filling and shipping that number of applicators. We believe that our pilot facility, with the addition of a second production line, will be able to produce sufficient product for our clinical program in the United States, Canada and South America. The cost to duplicate the initial production line will be less than the cost for the initial line since we will not have new design costs and the same testing and quality assurance equipment will be used by both lines.

     We also plan to equip and start up full scale manufacturing facilities in Brampton, Ontario, and Mississauga, Ontario, both of which are company-owned and within 25 miles from downtown Toronto. We believe that these facilities can be placed into production in calendar year 2000. We do not foresee a need to place these facilities into production before then.

     Our present business plan is to establish a manufacturing capability in South America to serve that market, and eventually to add additional manufacturing capacity as and where required. We have acquired a building site in a "duty free" zone in Ecuador for a South American manufacturing facility, but have taken no other steps to establish any manufacturing capability outside Canada.

     Our manufacturing facilities must comply with regulatory requirements of the country in which they are located and of countries to which product produced at the facility is exported. We believe that our pilot facility will be in compliance with Good Manufacturing Practices before the end of calendar 1999, and we expect to seek approval of the facility from Canada's Health Protection Branch at that time.

Raw Material Supplies

     All materials other than synthetic insulin which are required to make our oral insulin formulation can be easily obtained. The excipients used in our formulation are available from numerous sources. We expect to obtain the aerosol spray applicator used to administer the product from a third party contractor that presently is developing the device in cooperation with us. We expect that this contractor will be a sole source of supply. We intend, however, to obtain all necessary licenses and technical information to establish alternative sources of supply if this proves necessary. The propellant used in our aerosol spray applicator is a proprietary product, but is available from several suppliers. We do not anticipate any supply difficulties in obtaining the propellant.

     There are limited sources of supply of the synthetic insulin we need. We believe that Eli Lilly & Company and Novo Nordisk A/S together produce approximately 90% to 95% of the world's synthetic insulin supply, and are the only sources of the type of insulin we need that is approved for sale in the United States. The only other company which has a significant share of the world market for synthetic insulin is Hoescht Marion Roussel, which has approximately 40% of the German market, and limited sales elsewhere, but presently does not have an insulin product approved for sale in the United States.

     At the present time, we are using insulin obtained from retail supply sources in our clinical trials. We have also received limited quantities of insulin from certain insulin producers for use in clinical studies and for other non-commercial purposes. In order to obtain wide distribution of our oral insulin product, we will be required to secure a direct supply of insulin in commercial quantities. We have discussed insulin supply with the leading suppliers and certain pharmaceutical companies which do not now have a significant share of the world insulin market or an insulin product that is approved for sale in the United States. We do not now have a supply agreement for commercial quantities of insulin.

Intellectual Property

     Our large molecule drug delivery technology is covered by one or more of six US patent applications pending as of June 30, 1999. One of these patents has been allowed but is not yet issued. We have three other patent applications pending, two of which are pending only in Canada, which cover other drug delivery technology. At the present time, however, we are not devoting significant resources to develop these other technologies.

     Our technology is the result of original research and discoveries by Pankaj Modi, our Vice President, Research and Development. Under an October 1996 Consulting Agreement, Dr. Modi assigned to us his entire interest in all inventions, ideas, designs and discoveries made by him during the term of the Agreement which relate to our actual or demonstrably anticipated business, work, undertakings or research and development. At that time, Dr. Modi also entered into an Assignment and Assumption Agreement with us under which he assigned to us his interests in specific drug delivery systems and technology patents invented/discovered/conceived by him prior to the execution of the Agreement. This included all of his interests in three patents which he previously had assigned to Centrum Biotechnologies, Inc., a Canadian company which was then 50% owned by Dr. Modi. Generex Pharmaceuticals has since acquired Dr. Modi's interest in Centrum Biotechnologies for no additional consideration.

     In consideration for his assignment of intellectual property to us, Dr. Modi received a portion of the shares of Generex Pharmaceuticals, Inc. common stock which were received by the founders of Generex Pharmaceuticals upon the organization of that company. These shares subsequently were converted into 1,100,000 shares of our common stock when we acquired Generex Pharmaceuticals. In addition, Generex Pharmaceuticals agreed to reimburse to Dr. Modi approximately $100,000 for expenses incurred by him in connection with his research activities prior to October 1, 1996.

     Since joining us, Dr. Modi has developed formulations and procedures, including our oral insulin formulation, that we believe are outside the scope of the patents and other rights previously assigned to us and to Centrum by Dr. Modi. At this time, however, we have not obtained any formal legal opinions that Dr. Modi's inventions and discoveries after joining us do not infringe his earlier patents or other patents owned by third parties.

Competition

     Any product that we may develop will compete directly with products developed and marketed by other companies. In addition, other institutions, including pharmaceutical companies, universities, government agencies and public and private research organizations attempt to develop and patent products which could compete with our products. These companies and institutions also compete with us in recruiting and retaining qualified scientific personnel. Many of our competitors and potential competitors have substantially greater scientific research and product development capabilities, as well as financial, marketing and human resources, than we do.

     Many pharmaceutical and biotechnology companies are engaged in various stages of research, development and testing of alternatives to insulin therapy for the treatment of diabetes, as well as new means of administering insulin The potential competitive technologies include the following:

     o Inhale Therapeutics has developed a technology utilizing a fine powder form of insulin that is administered using a proprietary inhalation device and absorbed in the deep lungs. Inhale has announced successful results using its inhalation techniques in Phase II clinical trials. In November 1998, Inhale announced that it had "kicked off" Phase III trials. The announcement did not disclose when actual dosing of patients was expected to begin.

     o In November 1998, Pfizer, Inc., which has a collaboration agreement with Inhale, announced that it had entered into worldwide agreements to co-develop and co-promote the use of inhaled insulin with Hoechst Marion Roussel, a leading pharmaceutical-company which has been making insulin for approximately 75 years.

     o Cortecs International announced in late 1997 the results of two insulin studies with its proprietary product in an oral insulin capsule form and with a liquid version administered with a tube into the stomach. Cortecs claimed that these studies showed a significant lowering of glucose levels in Type 2 diabetic patients, and announced its intention to conduct multiple dose studies in the future.

     o Aradigm Corporation has announced a joint development agreement with Novo Nordisk A/S to jointly develop a pulmonary delivery system to administer insulin by inhalation. Aradigm began Phase II testing in the second half of 1998. Novo
        Nordisk is one of the two leading manufacturers of insulin in the world, the other being Eli Lilly & Company.

     o  Dura Pharmaceuticals and Eli Lilly & Company announced in
        September 1998 that they are collaborating to develop pulmonary delivery technology for insulin products based upon proprietary technology of Spiros Development Corporation.

     o Endorex Corporation has announced receipt of a patent for a technology for the oral administration of vaccines which it licenses from the Massachusetts Institute of Technology. According to that announcement, the patent covers a vaccine delivery system which Endorex is developing through a joint venture with Elan Pharmaceutical Technologies, a company which specializes in drug delivery technologies and systems.

     In addition to other delivery systems for insulin, there are numerous products which have been approved for use in the treatment of Type 2 diabetics in place of or in addition to insulin therapy. These products include the following:

     o Glucophage(R) is a proprietary product of Bristol-Myers Squibb Company that is used to improve diabetic patients' ability to control glucose without increasing serum insulin levels. It is believed to work, at least in part, by reducing glucose output from the liver.

     o Arcabose(R) is a proprietary product sold in the United States by Bayer Corporation. The product is sold in Europe under the tradename Glucobay(TM). Acarbose(R) reduces blood glucose levels primarily after meals by slowing down the digestion of carbohydrates and lengthening the time it takes for carbohydrates to convert to glucose.

     o Rezulin(R) is a proprietary product sold by Warner Lambert for use as the sole therapy or part of a combination therapy for Type 2 diabetes. The product is believed to work in part by increasing the body's sensitivity to insulin.

     o Prandin(TM) is a proprietary product sold by Novo Nordisk and Schering-Plough Corporation which has been approved by the FDA for certain diabetic patients. The product is believed to act via calcium channels to stimulate insulin secretion.

     Virtually all of our competitors and potential competitors have greater research and development capabilities, experience, manufacturing, marketing, sales, financial and managerial resources than we now have. Our competitors may develop competing technologies, and obtain regulatory approval for products more rapidly than we do. This may allow them to obtain greater market acceptance of their products. Developments by others may render some or all of our proposed products or technologies uncompetitive or obsolete.

     We expect that competition among products approved for sale to treat diabetes will be based, among other things, on product safety, efficacy, ease of use, availability, price, marketing and distribution. We believe that the principal advantage of our oral insulin formulation will be ease of use which will result in greater patient compliance. Our product, however, may be more expensive and more difficult to obtain than other diabetes treatments.

Environmental Compliance

     Our manufacturing, research and development activities involve the controlled use of hazardous materials and chemicals. We believe that our procedures for handling and disposing of these materials comply with all applicable government regulations. However, we cannot eliminate the risk of accidental contamination or injury from these materials. If an accident occurred, we could be held liable for damages, and these damages could severely impact our financial condition. We are also subject to many environmental, health and workplace safety laws and regulations, particularly those governing laboratory procedures, exposure to blood-borne pathogens, and the handling of hazardous biological materials. Violations and the cost of compliance with these laws and regulations could adversely affect us. However, we do not believe that compliance with the United States, Canadian or other environmental laws will have a material effect on us in the foreseeable future.

Research and Development Expenditures

     A substantial portion of our activities to date have been in research and development. In the period from inception to April 30, 1999, our expenditures on research and development were $3,458,228. These included $1,787,203 in the nine months ended April 30, 1999, $876,404 in the year ended July 31, 1998, and $727,479 in the year ended July 31, 1997.

Facilities

     Our executive and principal administrative officers occupy approximately 5,000 square feet of office space in the Business Centre at 33 Harbour Square in downtown Toronto, Ontario, Canada. We own the Business Centre, which comprises approximately 9100 square feet of usable space. The space in the Centre that is not used by us is leased to third parties. Under the terms of our purchase of this space, however, net rental income from third parties' leases was retained by the seller through January 31, 1999.

     We also have commenced limited production of our oral insulin formulation for clinical purposes at a pilot manufacturing facility in Toronto. This facility, which we own, consists of approximately 3600 square feet of laboratory, manufacturing and storage space. At this time, we are using approximately two-thirds of the usable space. On a single shift, we believe the facility has the capacity to prepare the oral insulin formulation for approximately 500 applicators per day, and to fill and ship those applications. We are not producing at those levels at this time, however, because there is no need to do so. We also believe that we can increase production at this facility to approximately 1000 applicators per day by outfitting and equipping the remaining space at this facility, and installing a second production line, at a cost of approximately $300,000.

     We have a purchase money mortgage on our executive facility in Toronto. The amount of this mortgage is $800,000 CAD (approximately $550,000 US) and is payable in full in March 2000. We have a mortgage of $125,000 CAD (approximately $86,000 US) on our pilot manufacturing facility which is due in September, 1999. Both of these mortgages require only the payment of interest prior to their due date.

     We also own an 11,625 square foot building in Brampton, Ontario, which is approximately 25 miles outside Toronto; a 13,500 square foot building in Mississauga, Ontario, which is about 20 miles from downtown Toronto; and a commercial building site in Ecuador. We have begun the preliminary work to equip and start-up the Brampton and Mississauga facilities to produce our oral insulin formulation. We believe that we can place these facilities in operation by the end of calendar year 2000. At this time, we do not expect to need manufacturing capabilities beyond our pilot facility before the end of the year 2000.

Employees

     On June 30, 1999, We had 22 full-time employees, including our executive officers and other individuals who work for us full time but are employed by management companies that provide their services. Eleven of these employees are executive and administrative, six are scientific and technical personnel who engage primarily in development activities and in preparing formulations for testing and clinical trials. Five of our employees are engaged in corporate and product promotion, public relations and investor relations. We believe our employee relations are good. None of our employees is covered by a collective bargaining agreement.

Legal Proceedings and Insurance

     Sands Brothers & Co. Ltd., a New York City-based investment banking and brokerage firm, initiated an arbitration against us under New York Stock Exchange rules on October 2, 1998. Sands has alleged that it has the right to receive, for nominal consideration, approximately 1.6 to 2.5 million shares of our common stock. This claim is based upon an October 1997 letter agreement which purports to confirm an agreement appointing Sands Brothers as the exclusive financial advisor to Generex Pharmaceuticals, Inc., our subsidiary. In exchange for agreeing to act in that capacity, the letter agreement purports to grant Sands the right to acquire 17% of Generex Pharmaceuticals common stock for nominal consideration. Following our acquisition of Generex Pharmaceuticals, Sands' claimed right to receive shares of Generex Pharmaceuticals common stock applies to our common stock since outstanding shares of Generex Pharmaceuticals were converted into our shares in the acquisition. Sands' claims include additional shares as a fee related to that acquisition, and $144,000 in monthly fees due under the terms of the purported agreement. Sands has never performed any services for us, and we have denied that the individual who is alleged to have signed the purported agreement had the authority to act on Generex Pharmaceutical's behalf. Hearings were held before a NYSE arbitration panel the week of June 7, 1999, and on July 6, 1999. Additional hearings are expected to be held in July 1999. We are unable to predict the outcome of the arbitration at this time.

     We are also involved in the following proceedings:

     o In February 1997, a claim of wrongful dismissal by a former employee seeking damages of $450,000 (CAD) was brought in Ontario Court in Toronto, Ontario (Lorne Taylor v. Generex Pharmaceuticals, Inc.). We believe that the claim is without merit, and no reserve or other provision has been made for any loss that may result from the litigation.

     o In June 1996, "Generex Inc." was named as an additional defendant in a pending action in The Court of Queen's Bench of Alberta, in Calgary, Alberta (Elbourne, et al. v. Acepharm, Inc., et al.). In this action the plaintiffs seek injunctive relief relating to the ownership and control of Acepharm, damages for an alleged reduction in the value of their shares in Acepharm, Inc. (approximately $680,000 U.S.), and punitive damages (approximately $3.4 million U.S.). In one paragraph, plaintiff's amended Statement of Claim identifies Generex Pharmaceuticals and mis-identifies it as a subsidiary of another corporation. Except for this paragraph, there is no reference to us in the amended Statement of Claim. The specific acts alleged in the amended Statement of Claim to have violated plaintiffs' interests and caused it injury are ascribed to other defendants, and occurred prior to Generex Pharmaceuticals' incorporation in November 1995. We believe that we were made a party to this case because Generex Pharmaceuticals had expressed interest in acquiring certain assets of Acepharm, and the plaintiffs wished to prevent the sale. Because of the dispute over management, ownership and control of Acepharm, Inc., and because Acepharm's assets are unrelated to its business plans and goals, Generex Pharmaceuticals has long since abandoned any interest in purchasing such assets.

        We deny any wrongdoing relative to any of the matters upon which plaintiff's claims in this action are based. We failed, however, to file a Statement of Defense to those claims on a timely basis, and plaintiffs have caused a notice of default to be entered against us. We have applied to the court to have the notice of default set aside, and to permit us to file a Statement of Defense. This application should be heard this summer. We may not succeed in setting aside the notice of default, however, in which case we would be precluded from contesting liability, but would be permitted to contest the amount of damages, if any, which plaintiffs incurred as a result of our actions or of actions for which we are legally responsible. We believe that plaintiffs have suffered no loss or injury based on any action of ours or for which we were responsible, and have made no provision in our financial statements for any loss which might be incurred in this litigation.

     o In February 1999, MQS, Inc., a former consultant, commenced a civil action against us in the United States District Court for the District of New Jersey claiming that 242,168 shares of our Common Stock and $243,065.50 are due to it for services which it rendered through December 22, 1998. MQS also claims that we have used proprietary technology of MQS in developing our aerosol applicator and in formulating our oral insulin product for aerosol application. We filed our answer to MQS's claims in May 1998, in which we deny that MQS is entitled to the relief that it seeks, or that MQS supplied any proprietary technology to us in the course of its engagement or otherwise. We also have filed a counterclaim against MQS for breach of contract. We are unable to predict the outcome of this litigation at this time.

     We maintain product liability coverage for claims arising from the use of our products in clinical trials, etc., but do not have any insurance which covers our potential liability in any of the legal proceedings described above.


                                   MANAGEMENT

Executive Officers and Directors

     The current executive officers and directors of are as follows:

Name                    Age       Position
----                    ---       --------
E. Mark            37        Chairman, Chief Financial Officer
                                  and a Director

Anna E. Gluskin         47        President, Chief Executive Officer and a Director

Pankaj Modi, Ph.D.      45        Vice President of Research & Development and a
                                  Director

Rose C. Perri           31        Chief Operating Officer, Secretary, Treasurer and a
                                  Director


     Mark Perri and Rose Perri are siblings. There are no other family relationships among our officers and directors.

     E. Mark Perri - Mr. Perri has served as the our Chairman and Chief Financial Officer since the acquisition of Generex Pharmaceuticals in January 1998. He has held comparable positions with Generex Pharmaceuticals since its organization in 1995. Mr. Perri devotes approximately 90% of his time to his duties as Chairman. The remainder of his time is devoted to private business interests that are majority owned by Mr. Perri, his sister Rose, who also is our officer and director, other members of the Perri family and, in some cases, Anna Gluskin, who also is our officer and director. These interests include Golden Bull Estates, Ltd. and Perri Rentals, which own, lease and/or operate commercial and residential real estate in the Toronto area. They also include Angara Investments, Inc., Angara Equities, Inc. and Ching Chew An Breweries, Inc. which are engaged in the distribution of chemicals, generic prescription and non-prescription drugs, beer, vodka and other products in Central America, South America, China and republics of the former Soviet Union. Mr. Perri's interests also include Perri International, Inc., which holds interest in biotechnological companies in Europe. Mr. Perri also has minority interests in a number of private companies which do not require a significant investment of his time. Between February 1994 and the organization of Generex Pharmaceuticals in November 1995, Mr. Perri devoted one hundred percent (100%) of his time to the investments and business interests described in this paragraph, as well as to pre-incorporation activities on behalf of Generex Pharmaceuticals.

     Mr. Perri holds a Bachelor of Arts degree from the University of Waterloo and a University of Toronto Masters (MLS) designation.

     Anna E. Gluskin - Ms. Gluskin has served as our President and Chief Executive Officer since the acquisition of Generex Pharmaceuticals. Prior to that time, she held comparable positions with Generex Pharmaceuticals. Prior to her association with Generex Pharmaceuticals, Ms. Gluskin was engaged in the real estate business in the Toronto area as an independent real estate broker, and in pre-incorporation activities on behalf of Generex Pharmaceuticals. Ms. Gluskin has, since August 1997, served as Chairman and Chief Executive Officer of Interlock Consolidated, Inc., an inactive, non-trading Canadian public company that previously had engaged in the sale of prefabricated housing. Ms. Gluskin is also a minority shareholder of Golden Bull Estates, Ltd., Angara Investments, Inc., Angara Equities, Inc. and Ching Chew An Breweries, Inc., private companies that are majority-owned by Mark and Rose Perri.

     Ms. Gluskin holds a Masters degree in Microbiology and Genetics from Moscow State University.

     Pankaj Modi, Ph.D. - Dr. Modi served as our Vice President, Research and Development, since December 1997. Prior that time, Dr. Modi was Director of Insulin Research for Generex Pharmaceuticals, a position he assumed in October 1996. Prior to joining Generex Pharmaceuticals, Dr. Modi was engaged in independent research and was employed as a senior research assistant at McMaster University from February 1994 through October 1996. Dr. Modi is our chief scientific officer and substantially all of the Company's intellectual property is based upon discoveries and other work product by Dr. Modi.

     Dr. Modi was educated at the University of Bombay, India and received his Bachelor of Science degree in Biology, Physics and Chemistry in 1975. His post-graduate education is extensive and includes a Master of Science degree in Chemical Engineering (Brooklyn Polytechnic University, 1976); a Master of Science degree in Polymeric Materials/Biomedical Sciences (Brooklyn Polytechnic University, 1976); a Master of Business Administration degree (University of Dallas, U.S.A., 1978) and a Doctorate in Biomedical Sciences/Biopolymeric Materials (University of Toronto, 1992).

     Rose C. Perri - Ms. Perri has served as our Secretary and Treasurer since January, 1998, and as our Chief Operating Officer since August, 1998. She was secretary of Generex Pharmaceutical since its inception. Ms. Perri devotes less than ten percent (10%) of her time to business interests controlled by the Perri family, principally Perri Rentals, Inc. Between February, 1994 and the organization of Generex Pharmaceuticals in November, 1995, Ms. Perri devoted one hundred percent (100%) of her time to business interests controlled by the Perri family as well as pre-incorporation activities on behalf of Generex Pharmaceuticals.

     Ms. Perri graduated from the University of Toronto in 1990 with a Bachelor of Arts degree and completed the Business Administration Studies program at York University in 1993.

Other Key Employees and Consultants

     Slava Jarnitskii is our Financial Controller. He began his employment with Generex Pharmaceuticals in September, 1996. Before his employment with Generex Pharmaceuticals, Mr. Jarnitskii was a graduate student at York University. He received an MBA degree from York University in September, 1996.

Scientific Advisory Board and Consultants

     We have established a Scientific Advisory Board to provide us with advice regarding research direction, product development, analysis of data and general scientific, medical and business counseling. We consult with individual members of this Board on a non-scheduled basis. Brief descriptions of the backgrounds of our Scientific Advisory Board members are set forth below.

     Jaime Guevara-Aguirre, M.D., Institute of Endocrinology, Metabolism and Reproduction, Quito, Ecuador. Dr. Jaime Guevara-Aguirre founded the Institute of Endocrinology, Metabolism and Reproduction IEMIR in Quito, Ecuador in 1987 and continues to be a director of that Institute. He has been involved extensively in medical research in such areas as growth hormone insensitivity, body and bone composition and insulin-like growth factor therapy. Dr. Guevara-Aguirre was the principal investigator who conducted our 1998 clinical work in Ecuador.

     Dr. Guevara-Aguirre was a professor of Endocrinology for the Department of Internal Medicine, Central University in Quito between 1980-1994. He also serves as a director of Centro Medico de Neuro-Endocrinologia in Quito.

     Gerald Bernstein, M.D., Director, Diabetes Management Program, Beth Israel Health Care Systems, New York City. Dr. Bernstein was the 1998-1999 President of the American Diabetes Association, and has served on the Board of Directors of that organization since 1993. Dr. Bernstein has also served on the Board of Directors and as President of state and local chapters of the American Diabetes Association. He received his medical degree form Tufts University School of Medicine, and after his internships and residency, completed a Postdoctoral fellowship at the Endocrine Research Laboratory, Montefiore Hospital, Bronx, New York. Dr. Bernstein has been an Associate Clinical Professor of Medicine at Albert Einstein College of Medicine, Bronx, New York since 1996.

     Edward C. Keystone, M.D., F.R.C.P.(C), Chief, Rheumatic Disease Unit, Wellesley Hospital and Director, Division of Advanced Therapeutic Studies, The Toronto Wellesley Arthritis & Immune Disorder Research Centre, Toronto Hospital. Dr. Keystone is a certified specialist in both Internal Medicine and Rheumatology. Since 1992, he has served as the Director, Division of Rheumatology at the Wellesley Central Hospital in Toronto, Canada, In 1991, he became the Director of Research, Department of Medicine and was named the Assistant Chief of Medicine, positions he continues to hold at the hospital. He is a full professor in the Department of Medicine at the University of Toronto.

     Dr. Keystone is actively involved in conducting clinical research trials in rheumatoid arthritis with an emphasis on biological therapies. His research laboratory interest is in the immunopathologic processes contributing to the perpetuation of rheumatoid arthritis.

     Bhushan M. Kapur, Ph.D., C.Chem., F.R.S.C., F.A.C.B., F.C.A.C.B., Assistant Professor, Department of Laboratory Medicine and Pathology, University of Toronto. Dr. Kapur received his doctorate in organic chemistry from Basel University, Switzerland. He has been on the Faculty of Medicine at the University of Toronto since 1978.

     Dr. Kapur specializes in clinical biochemistry with particular emphasis on toxicology. He serves as a consulting toxicologist to the Hospital for Sick Children, Division of Pharmacology and Toxicology, in Toronto, and is the President of CliniTox, Inc., a company which provides consulting services in clinical biochemistry and toxicology.

     Sigmund Krajden, M.D., C.M., F.R.C.P.(C), Department of Medicine & Laboratory Medicine, St. Joseph's Health Centre, Toronto, Canada. Dr. Krajden received his medical degree in 1971 from McGill University, Montreal, Quebec and has trained in Quebec, Ontario and California. He specializes in the field of microbiology and infectious diseases and is currently the Director of the Medical Microbiology Department and Chief of Infectious Diseases at St. Joseph's Health Centre in Toronto, Canada. In addition, Dr. Krajden is an Assistant Professor at the University of Toronto.

     Arthur Krosnick, M.D., F.A.C.P., C.D.A., received his medical degree from Temple University School of Medicine, following which he served a rotating internship at Mercer Hospital, Trenton, New Jersey, and a three year residency in Internal Medicine, with emphasis on diabetes, at the Graduate and Presbyterian Hospitals of the University of Pennsylvania. Among his current appointments, Dr. Krosnick serves as Research Director, Joslin Center for Diabetes at St. Barnabas Hospital, Chairman of the New Jersey State Diabetes Advisory Counsel and the Advisory Committee on Diabetes, New Jersey State Department of Health, and Clinical Associate Professor, Department of Occupational and Environmental Medicine, Robert Wood Johnson Medical School.

     Dr. Krosnick is Chairman of our Scientific Advisory Board, and also is acting as an investigator in our initial Phase II clinical trials in the United States.

     Kusiel Perlman, M.D., F.R.C.P.(C), Division of Endocrinology, Hospital for Sick Children, Toronto, Canada. Dr. Perlman received his medical degree from the University of Manitoba in 1972 and pursued post-graduate studies in the Department of Pediatrics at the University of Manitoba, Case Western Reserve University and the University of Toronto from 1973 to 1979. Presently, he is a Project Director in the Research Institute at the Hospital for Sick Children in Toronto. Concurrently, he is an Assistant Professor in the Division of Endocrinology at both The Hospital for Sick Children and the Toronto Hospital Corporation.

     Dr. Perlman's association with The Hospital for Sick Children in Toronto started in July 1978, where he received his training as a Clinical Fellow in Endocrinology (Pediatrics) and as a Research Fellow (Pediatrics). In 1980, Dr. Perlman was appointed as a Senior Research Associate and in 1988 became the director of the hospital's Clinical Investigation Unit.

     William Steinbrink, M.D., received his medical degree in 1974 from the Pittsburgh School of Medicine, and received his graduate training at Harvard Medical School, at Beth Israel Hospital in Boston, and at Western Pennsylvania

Hospital in Pittsburgh. Dr. Steinbrink currently is on staff at the Department of Obstetrics and Gynecology at Harmot Medical Center and Saint Vincent Health Center in Erie, Pennsylvania and with Bayside Inc., a private clinic in Erie, Pennsylvania, specializing in obstetrics, gynecology and infertility. He is a Fellow of the American College of Obstetrics and Gynecology.

     Bernard Zinman, M.D.C.M., F.R.C.P.(C), F.A.C.P., Director of the Banting & Best Diabetes Centre, University of Toronto, Toronto, Canada. Dr. Zinman is a certified specialist in endocrinology and metabolism and is a Professor in the Department of Medicine at the University of Toronto. Since 1991, he has served as Head of the Division of Endocrinology and Metabolism at the Mount Sinai Hospital and The Toronto Hospital in Toronto, Canada. Since 1993, Dr. Zinman has been the Director of the Banting and Best Diabetes Centre and is a Senior Scientist at The Samuel Lunefeld Research Institute.

     Dr. Zinman was the principal investigator for the initial Canadian clinical trials of our oral insulin formulation. Previously, he has acted as the principal investigator of the University of Toronto Diabetes Control and Complications Control Trial ("DCCT") Centre and headed the follow up of EDIC (Epidemiology) of Diabetes Intervention and Complication Toronto Centre. Between 1985 and 1994, he was Chair of the Treatment Committee (DCCT) for the National Institute of Health, a member of the Professional Practice Committee and Vice-Chair of the Exercise Council for the American Diabetes Association.

Compensation of Executive Officers

     We compensate Mark Perri, Rose Perri, and Anna Gluskin indirectly through a Management Services Agreement with The Great Tao, Inc. The Great Tao, Inc., is a management firm of which Mr. Perri, Ms. Perri and Ms. Gluskin are equal owners. The Agreement does not have a definite term. Their current combined yearly compensation through this Agreement is $420,000 CAD (approximately $277,500 US).

     The following table sets forth information concerning compensation paid to Anna E. Gluskin, as President and Chief Executive Officer of , in the fiscal year ended July 31, 1998. No officer of our received compensation in excess of $100,000 in that year. Mark Perri, Rose Perri and Anna Gluskin all received substantial benefits from us through non-interest bearing loans. These are discussed later in this prospectus under the heading "Certain Relationships and Related Transactions."

                           Summary Compensation Table

-----------------------------------------------------------------------------------------------------------------------
                                       Annual Compensation                    Long-Term Compensation
                                  -----------------------------    ------------------------------------
                                                                           Awards               Payouts

                                                                                 Securities
                                                        Other                      Under-
                                                       Annual       Restricted     lying                    All Other
     Name and          Year                            Compen-        Stock       Options/       LTIP        Compen-
     Principal        Ended         Salary     Bonus   sation         Award(s)      SARs        Payouts       sati
     Position        July 31         ($)        ($)      ($)            ($)          (#)          ($)          ($)

        (a)             (b)          (c)        (d)      (e)            (f)          (g)          (h)          (i)
------------------------------------------------------------------------------------------------------------------------
Anna E. Gluskin,       1998        92,488       -0-    Less than        -0-          -0-          -0-          -0-
Chief Executive                                        $50,000
Officer
------------------------------------------------------------------------------------------------------------------------

Ms. Gluskin's salary is stated in the table in U.S. dollars and is based on the Canadian/U.S. dollar exchange rate on July 31, 1998. This amount represents compensation which Ms. Gluskin received through The Great Tao, Inc., as discussed above.

Directors' Compensation, Other Compensation

     None of our directors received compensation in the past fiscal year for their services as directors.

     None of our officers or directors received any options or stock appreciation rights during the year, or owned any options or stock appreciation rights at year end.

     We have no long term incentive plans or defined benefit or actuarial pension plans.

Corporate Governance Standards

     We have applied to have our Common Stock approved for quotation on The Nasdaq Stock Market, Inc. National Market System under the symbol "GNBT". Companies that are quoted on Nasdaq NMS must have at least two independent directors, and an audit committee of which a majority of the members are independent directors. We do not now have any independent directors, but expect to add a minimum of two independent directors to our Board of Directors within the next 60 days.

Limitation of Directors' Liability

     Our Certificate of Incorporation provides that no director of Generex will be personally liable to us or any of our stockholders for monetary damages arising from the director's breach of fiduciary duty as a director. This limitation does not apply to:

     o  Liability from a director's breach of his duty of loyalty;

     o Liability from a director's acts or failures to act which were not done in good faith or involved intentional misconduct or knowing violation of law;

     o Liability for unlawful dividends or distributions;

     o Liability in the event of a transaction in which the director derived an improper personal benefit.

     We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.


                             PRINCIPAL SHAREHOLDERS

     The following table sets forth information regarding the beneficial ownership of our common stock by:

     o  Our executive officers and directors;

     o  All directors and executive officers as a group; and

     o Each person known to us to beneficially own more than five percent (5%) of our outstanding shares of common stock.

The information contained in this table is as of June 30, 1999. At that date, we had 14,746,074 shares outstanding.

     In addition to our common stock, we have outstanding 1,000 shares of our Special Voting Rights Preferred Stock. All of these shares are owned by Dr. Pankaj Modi.

     A person is deemed to be a beneficial owner of shares if he has the power to vote or dispose of the shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options or warrants that are presently exercisable or that will become exercisable within sixty (60) days. None of the persons listed in the following table owns any options or warrants.

     In computing the percentage ownership of shares after this offering, we have assumed that all Placement Warrants will be exercised. None of the persons named below owns any Placement Warrants. Accordingly, the number of shares owned by such persons is the same before and after the offering, and only their percentage ownership will change.

----------------------------------------------------------------------------------------------------------------
              Name and Address of
               Beneficial Owner                                               Beneficial Ownership
----------------------------------------------------------------------------------------------------------------
                                                       Number of                Percent of Class
                                                        Shares
----------------------------------------------------------------------------------------------------------------
                                                                      Before Offering      After Offering(1)
----------------------------------------------------------------------------------------------------------------
(i)  Directors and Executive
     Officers
----------------------------------------------------------------------------------------------------------------
E. Mark Perri
33 Harbour Square, Ste. 3502
Toronto, Ontario                                     4,330,086(2)          29.4%               28.9%
M5J 2G2
----------------------------------------------------------------------------------------------------------------
Anna E. Gluskin
33 Harbour Square, Ste. 2409                         1,188,179(3)           8.1%                7.9%
Toronto, Ontario
M5J 2G2
----------------------------------------------------------------------------------------------------------------
Rose C. Perri
33 Harbour Square, Ste. 2409
Toronto, Ontario                                     1,188,100(3)           8.1%                7.9%
M5J 2G2
----------------------------------------------------------------------------------------------------------------
Pankaj Modi, Ph.D.(3)
519 Golf Links Road
Ancaster, Ontario                                    1,100,200(4)           7.5%                7.3%
L9G 4X6
----------------------------------------------------------------------------------------------------------------
Officers and directors as a group                      7,806,565           53.0%               52.0%
(4 persons)
----------------------------------------------------------------------------------------------------------------
(ii) Other Beneficial Owners
----------------------------------------------------------------------------------------------------------------
EBI, Inc. In Trust
c/o Miller & Simons
First Floor, Butterfield Square
P.O. Box 260                                         1,501,496(5)          10.2%               10.0%
Providencials
Turks and Calcos Islands
British West Indies
----------------------------------------------------------------------------------------------------------------
GHI, Inc. In Trust
c/o Miller & Simons
First Floor, Butterfield Square
P.O. Box 260                                         2,500,050(6)          17.0%               16.7%
Providencials
Turks and Calcos Islands
British West Indies
----------------------------------------------------------------------------------------------------------------

----------------------

(1)  Assuming all Placement Warrant Shares are sold.

(2) Includes 45,888 shares owned of record by Mr. Perri, and a total of 1,529,382 shares beneficially owned by Mr. Perri but owned of record by EBI, Inc. (1,100,000 shares), GHI, Inc. (124,050 shares) and First Marathon Securities Corp (305,332 shares). Also includes 2,376,000 shares owned of record by GHI, Inc. and 401,496 shares owned of record by EBI, Inc., which Mr. Perri may be deemed to beneficially own because of his power to vote the shares, but which are beneficially owned by other shareholders because they are entitled to the economic benefits of the shares.

(3)  Includes 1,188,000 shares owned of record by GHI, Inc.

(4) Dr. Modi also owns all the outstanding shares of our Special Voting Rights Preferred Stock. This stock is not convertible into common stock.

(5) These shares also are deemed to be beneficially owned by Mark Perri because he has the sole power to vote the shares. Mr. Perri also has investment power and otherwise is entitled to the economic benefits of ownership of 1,100,000 of the shares owned of record by EBI, Inc.

(6) These shares also are deemed to be beneficially owned by Mark Perri because he has the sole power to vote the shares. Mr. Perri also has investment power and is otherwise entitled to the economic benefits of ownership of 124,050 of the shares owned of record by GHI, Inc. Anna Gluskin and Rose Perri each own beneficially 1, 188,000 of the shares owned of record by GHI, Inc. by reason of their ownership of investment power and other economic benefits of the ownership of such shares.

                              SELLING SHAREHOLDERS

     The following table lists each Selling Shareholder and:

     o the number of shares owned by each Selling Shareholders prior to the offering;

     o  the number of shares each is registering for sale in the offering; and

     o the percentage of common stock owned by each after the offering, assuming each sells all of the shares registered for his/her/its benefit.

None of the Selling Shareholders now or within the past three years has held any office or position with us, or had any material relationship with us other than as an investor.

---------------------------------------------------------------------------------------------------------------------
                                                                                                 Shares Owned,
                                                    Shares Bene-              Shares               After the
              Name                                 ficially Owned           Registered              Offering
                                                  Prior to Offering          for Sale        (percentage of class)
---------------------------------------------------------------------------------------------------------------------
Cranshire Capital, L.P.                                 177,274              177,274                  -0-
---------------------------------------------------------------------------------------------------------------------
Keyway Investments Ltd.                                 154,545              154,545                  -0-
---------------------------------------------------------------------------------------------------------------------
Headwaters Capital                                       90,909               90,909                  -0-
---------------------------------------------------------------------------------------------------------------------
The Aries Master Fund                                    63,637               63,637                  -0-
---------------------------------------------------------------------------------------------------------------------
ICN Capital Ltd.                                         59,092               59,092                  -0-
---------------------------------------------------------------------------------------------------------------------
Aries Domestic Fund, L.P.                                27,000               27,000                  -0-
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                                                 Shares Owned,
                                                    Shares Bene-              Shares               After the
              Name and Address                     ficially Owned           Registered              Offering
                                                  Prior to Offering          for Sale        (percentage of class)
---------------------------------------------------------------------------------------------------------------------
Howard Todd Horberg                                      27,727               22,727                5,000(*)
---------------------------------------------------------------------------------------------------------------------
Steve Levy                                               27,727               22,727                5,000(*)
---------------------------------------------------------------------------------------------------------------------
Gilford Partners, L.P.                                   18,182               18,182                  -0-
---------------------------------------------------------------------------------------------------------------------
Aries Domestic Fund II, L.P.                                272                  272                  -0-
---------------------------------------------------------------------------------------------------------------------

*Less than one percent


         The next table lists each holder of Placement Warrants and:

     o  the number of shares of common stock beneficially owned by each
        Placement Warrant holder at      , 1999;

     o the number of Placement Warrant Shares which each holder has the right to purchase upon exercise of the Placement Warrants; and

     o the number of shares owned beneficially by such holders and percentage ownership of our common stock after the offering, assuming all Placement Warrant Shares are resold.

     This prospectus covers our potential sale of all of the Placement Warrant Shares to such holders, and resales by them of the Shares which they are entitled to purchase from us.

     Coleman & Company Securities, Inc. has an investment banking relationship with us, and GIA Securities, Inc. acted as a broker in connection with a private placement that Coleman managed for us. Messrs. Puccio, Pellegrino, Ishak and Port are employees of Coleman. James Baxter and Barbara Brooks-Baxter are employees of GIA. Zazoff Associates, L.L.C. and Patrick Nolan introduced us to an investor in the private placement managed by Coleman, and received Placement Warrants from us as compensation for this service.

--------------------------------------------------------------------------------------------------------------
                                                                                                 Shares
                                                                          Number of           Beneficially
                                                 Shares Bene-             Placement         Owned After the
                                                ficially Owned          Warrant Shares          Offering
                                             Prior to Offering(1)         Registered        (percentage of
                Name                                                      For Sale              class)
--------------------------------------------------------------------------------------------------------------
Coleman & Company Securities, Inc.                                           79,091(2)              --*
--------------------------------------------------------------------------------------------------------------
Philip C. Puccio, Sr.                                                        65,591(3)              --*
--------------------------------------------------------------------------------------------------------------
Ernest G. Pellegrino                                                         65,591(3)              --*
--------------------------------------------------------------------------------------------------------------
Teddy Ishak                                                                  22,000(4)              --*
--------------------------------------------------------------------------------------------------------------
James E. Port                                                                15,000(5)              --*
--------------------------------------------------------------------------------------------------------------
James N. Baxter                                                               8,182(6)              --*
--------------------------------------------------------------------------------------------------------------
Zazoff Associates, L.L.C.                                                     3,637(6)              --*
--------------------------------------------------------------------------------------------------------------
Patrick G. Nolan                                                              3,637(6)              --*
--------------------------------------------------------------------------------------------------------------
Barbara Brooks-Baxter                                                           909(6)              --*
--------------------------------------------------------------------------------------------------------------

*Less than one percent.

(1) Includes, in each case, the Placement Warrant Shares issuable upon exercise of the Placement Warrants.

(2) Includes 50,000 Placement Warrants exercisable at a price of $7.50 per share, and 29,091 Placement Warrants exercisable at a price of $5.50 per share.

(3) Includes 57,500 Placement Warrants exercisable at a price of $6.00 per share, and 8,091 Placement Warrants exercisable at a price of $5.50 per share.

(4) Includes 20,000 Placement Warrants exercisable at a price of $6.00 per share, and 2,000 Placement Warrants exercisable at a price of $5.50 per share.

(5)  Represents Placement Warrants exercisable at a price of $6.00 per share.

(6)  Represents Placement Warrants exercisable at a price of $5.50 per share.

                              PLAN OF DISTRIBUTION

     We will sell the Placement Warrant Shares to holders of the Placement Warrants only upon the exercise of such Warrants. If all outstanding Placement Warrants were exercised for cash, we would issue 263,638 Placement Warrant Shares, and would receive $1,625,000 in payment for such Shares. As described above under the caption "Use of Proceeds", holders of Placement Warrants may use the equity value of their warrants in lieu of cash to exercise Warrants. To the extent that holders of Placement Warrants use the cashless exercise method, cash proceeds and the number of Placement Warrant Shares issued upon exercise of the Placement Warrants would be reduced.

     Shares of common stock which have been registered for sale by the Selling Shareholders will be sold by them for their own accounts and we will not receive proceeds from any of these sales.

     Shares sold by the Selling Shareholders may be offered and sold from time to time as market conditions permit. Similarly, shares that we sell to holders of Placement Warrants upon the exercise of their Warrants may be resold by them from time to time as market conditions permit. These sales and resale transactions may take place in privately negotiated transactions or in the over the counter market, and may include large block transactions and ordinary brokers' transactions. These transactions may also include sales through one or more broker dealers who acquire and sell these shares as principals. Sales may be at the prevailing market price at the time of the sale, at prices relating to the prevailing market prices, such as at a specified discount from or premium over the market price, or at a negotiated price. Ordinary brokerage commissions may be paid by the sellers in connection with the sales, or the sellers may specifically negotiate brokerage fees or commissions in connection with the sales.

     We are paying all expenses in connection with the registration of the shares to be sold by the Selling Shareholders and the shares to be sold to the Placement Warrant Holders except that we will not pay any underwriting discounts or selling commissions for any sales by holders of the Selling Shareholders or resales by the Placement Warrants. We also will not pay any transfer taxes or fees or expenses of counsel or other advisors to the Selling Stockholders or the Placement Warrants.

                               MARKET INFORMATION

     "Bid" and "asked" prices for our common stock have been quoted on the Nasdaq OTC Electronic Bulletin Board since February, 1998. The OTC Bulletin Board also publishes prices at which shares are actually sold, as reported to it by brokerage firms. Prior to February 1998, there was no public market for the common stock. The table below sets forth the high and low inter-dealer bid quotations for our common stock for certain periods, as furnished by the NASDAQ OTC Bulletin Board from the beginning of trading on February 5, 1998. The high and low bid price quotations for our common stock on ______________, 1999, were $______ and $______, respectively. These are "inter-dealer" quotations, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

                                             High                   Low
                                            -------                -----

               1998
               ----
First quarter                                $6.50                 $6.375
Second quarter                               $9.375                $6.125
Third quarter                                $8.125                $6.50
Fourth quarter                              $16.650                $7.50

               1999
               ----
First Quarter                               $__.__                $__.__

Second Quarter                              $__.__                $__.__

Third Quarter (through ________,            $__.__                $__.__
1999)


At July 7, 1999, there were 954 holders of record of our common stock.

Outstanding Warrants and Options

     Placement Warrants to purchase 256,364 shares were issued as compensation to two broker dealers, Coleman & Company Securities, Inc. and GIA Securities, Inc., and certain of their employees in connection with our entering into an investment banking relationship with Coleman Securities and a private placement of common stock managed by Coleman Securities in April and May 1999. We also issued 7,274 Placement Warrants to two finders who introduced us to one of the investors who participated in this private placement. The Placement Warrants are exercisable at prices ranging from $5.50 to $7.50 per share. The weighted average exercise price is $6.16 per share. The Placement Warrants expire in February and April 2004.

     We have other outstanding warrants and options which are exercisable for the number of shares and prices indicated below:

     o  7,937 shares at a price of $21.82 per share expiring September 6, 2002.

     o  500,000 shares at a price of $2.50 per share expiring March 21, 2003.

     o  50,000 shares at a price of $8.00 per share expiring November 13, 2003.

     o 300,000 shares at a price of $10.00 per share expiring November 17, 2003.

Shares Saleable Under Rule 144

     At __, 1999, we had outstanding ________ shares that were "restricted securities" as defined in SEC Rule 144. Of these shares, 636,364 shares have been registered for sale in this offering. Of the remaining restricted shares, ________ shares currently are saleable under Rule 144 upon the seller's compliance with the manner of sale and other conditions and limitations of that Rule. Rule 144 also requires that specified information concerning Generex must be available at the time any such sale is made. Generex is subject to the reporting requirements of the Securities Exchange Act of 1934 and, so long as it complies with those reporting requirements, it satisfies Rule 144 "public information" requirements.


                              CERTAIN TRANSACTIONS

     We were incorporated in 1983 as Green MT. P.S., Inc., but we were inactive for a number of years prior to January 1998, when we acquired Generex Pharmaceuticals, Inc. When we acquired Generex Pharmaceuticals, Inc., we changed our corporate name to "Generex Biotechnology Corporation". In that transaction, the former shareholders of Generex Pharmaceutical acquired approximately 89% of our common stock, and our pre-transaction shareholders retained approximately 11% of our common stock. Prior to our acquisition of Generex Pharmaceuticals in January 1998, Generex Pharmaceuticals was a private company.

     Unless otherwise indicated, the transactions described below occurred prior to our acquisition of Generex Pharmaceuticals or pursuant to contractual arrangements entered into prior to that time. We presently have a policy requiring approval by stockholders or by a majority of disinterested directors to approve transactions in which one of our directors has a material interest apart from such director's interest in Generex.

     Real Estate Financing Transactions: In May 1997, EBI, Inc., a company controlled by Mark Perri, acquired shares of common stock of Generex Pharmaceuticals for $3 million (CAD) which, based on the exchange rate then in effect, represented approximately $2.1 million (US). Generex Pharmaceutical's use of those funds was restricted to acquiring an insulin research facility. Subsequently this restriction was eased to permit use of the funds to acquire properties used for manufacturing our oral insulin product and other proprietary drug delivery products, and related testing, laboratory and administrative services. Under the terms of the investment, Generex Pharmaceuticals was required to lend these funds back to EBI, Inc. until they were needed for the purposes specified. The entire amount was loaned back to EBI and was outstanding at July 31, 1997. During the fiscal year ended July 31, 1998, a total of $2,491,835 CAD was repaid by EBI resulting in a balance due from EBI of $508,165 CAD at July 31, 1998 (approximately $335,710 US based on the exchange rate then in effect). These funds are due on demand by Generex Pharmaceuticals, provided they are used for the purchase and/or construction or equipping of oral insulin manufacturing and testing facilities. The amounts repaid by EBI were used primarily to purchase and improve the Generex-owned real estate and buildings described in this prospectus.

     Real Estate Purchases: Two of the properties purchased by Generex Pharmaceuticals with funds repaid by EBI (the Brampton and Mississauga manufacturing facilities described above under the caption "Business Manufacturing") were purchased from Antonio Perri, Mark Perri's father. The seller had owned these properties for more than two years prior to their sale. We believe that the terms of these purchases (the Brampton facility for $680,000 CAD and the Mississauga facility for $810,000 CAD) were at least as favorable to us as could have been obtained from an unrelated party through arms-length negotiations.

     Occupancy of Executive Offices: Prior to December 17, 1997, we occupied executive offices at Harbour Square Business Center under an Occupancy Agreement between Generex Pharmaceuticals, Angara Equities, Inc. and 1097346 Ontario, Inc. Under that agreement, Generex Pharmaceuticals paid Angara a monthly occupancy fee of $4,880 CAD, which represented the rental and other charges allocable to its space under Angara's lease for space with the owner. Angara Equities is owned by Mark Perri, Rose Perri and Anna Gluskin. The arrangement between Angara and Generex Pharmaceuticals was a direct "pass through" of costs from which Angara derived no direct economic benefit. At the time the lease was executed in May 1996, the space was owned by an unrelated party, and the terms of the lease were negotiated at arms length.

     On December 17, 1997, we acquired 100% of the outstanding capital stock of the owner of the space for $661,769, and our lease with Angara Equities was terminated.

     Loans To and From Stockholders: Between November 1995 and July 31, 1997, Angara Equities incurred a net indebtedness of $1,127,218 (CAD) to Generex Pharmaceuticals. The indebtedness arose from cash advances and the payment by Generex Pharmaceuticals of expenses incurred by Angara and certain of its affiliates, net of repayments and the payment of Generex Pharmaceuticals expenses by Angara. The highest amount outstanding at any time during this period was $1,654,264 CAD (approximately $1,092,860 US).

     During this period, Generex Pharmaceuticals also made advances to The Great Tao, Inc., a company owned by Mark Perri, Rose Perri and Anna Gluskin, through which they receive compensation for their services to . At July 31, 1997, The Great Tao was indebted to Generex Pharmaceuticals in the amount of $175,000 CAD. The highest amount outstanding at any time during this period was $175,000 CAD (approximately $126,628 US).

     During the fiscal year ended July 31, 1998, Generex Pharmaceuticals advanced a total of $1,556,250 (CAD) to Angara, The Great Tao and other entities owned by Mr. Perri, Ms. Perri and Ms. Gluskin, and received repayments of advances and payments on account of past advances in the aggregate amount of $1,855,997 (CAD). These included $420,000 CAD credited to The Great Tao on account of compensation we owed to Mr. Perri, Ms. Perri and Ms. Gluskin during the year. As a result, a total of $952,471 CAD (approximately $629,234 US) was due to Generex Pharmaceuticals from these entities at fiscal year end. The highest amount outstanding at any time during the fiscal year was $1,864,288 CAD (approximately $1,231,610 US).

     The transactions between Generex Pharmaceuticals and entities owned and controlled by Mark Perri, Rose Perri and Anna Gluskin were not negotiated at arms-length, and were not on normal commercial terms. No interest was charged on any of the advances, and the transactions were of far greater financial benefit and convenience to the Mark Perri, Rose Perri and Anna Gluskin than to Generex Pharmaceuticals. These transactions and financing arrangements were mostly initiated prior to the transaction in which we acquired Generex Pharmaceuticals. All advances from Generex Pharmaceuticals to entities owned and controlled by Mr. Perri, Ms. Perri and Ms. Gluskin are expected to be repaid in full by the end of the current fiscal year.

     Consulting Agreement with Pankaj Modi, Ph.D.: In October 1996, Generex Pharmaceuticals entered into a Consulting Agreement with Dr. Modi. Under this Agreement, Dr. Modi assigned to Generex Pharmaceuticals his rights to all inventions, ideas, designs and discoveries made by him during the term of the Agreement which relate to the development, manufacturing, marketing, distribution and sale of generic drug products, including, without limitation, controlled release drugs, topical insulin, intra-nasal insulin and liposome creams. Concurrently with execution of this Consulting Agreement, Dr. Modi and Generex Pharmaceuticals entered into an Assignment and Assumption Agreement. Under this Agreement Dr. Modi assigned to us his interests in specific drug delivery systems, controlled release drug delivery systems and technology patents invented/discovered/conceived by Dr. Modi prior to the execution of the Agreement. These patents include three existing patents covering insulin delivery systems, applicable to peptides and proteins; drug vaccines and hormones delivery; and controlled release of drugs and hormones. In addition to these patents, Dr. Modi assigned to Generex Pharmaceuticals four US and/or Canadian patent applications and certain abstracts covering, among other things, liposomes drug delivery for vaccines, drugs, hormones, peptides and cosmetic delivery; transdermal drug delivery for proteins, peptides, hormones and small molecules; controlled release drug delivery systems for capsules, caplets, and liquid suspensions; and DNA technology relating to insulin preparation.

     Under the Consulting Agreement, we pay Dr. Modi an annual compensation of $132,000.00 CAD (approximately $87,200.00 US). We also reimbursed Dr. Modi for $150,000.00 CAD (approximately $99,000.00 US) of expenses incurred by Dr. Modi in research activities prior to his association with Generex Pharmaceuticals.


                            DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of

     o  50,000,000 shares of Common Stock, $.001 par value,

     o  999,000 shares of undesignated Preferred Stock, $.001 par value, and

     o  1,000 shares of Special Voting Rights Preferred Stock.

     On June 30, 1999, 14,746,074 shares of common stock and 1,000 shares of Special Voting Rights Preferred Stock were outstanding.

Common Stock

     Holders of Common Stock are entitled to one vote for each share owned of record on all matters on which shareholders may vote. Holders of Common Stock do not have cumulative voting rights in the election of directors. Therefore, the holders of more than 50% of the outstanding shares can elect the entire Board of Directors. The holders of Common Stock are entitled, upon liquidation or dissolution of Generex, to receive pro rata all remaining assets available for distribution to stockholders after payment to any preferred shareholders who may have preferential rights. The Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption provisions. All outstanding shares of Common Stock are validly issued, fully paid, and nonassessable.

Special Voting Rights Preferred Stock

     We have 1,000 shares of Special Voting Rights Preferred Stock outstanding. Dr. Modi, our Vice President - Research, is the owner of all of these shares. The Special Voting Rights Preferred Stock does not generally have the right to vote but does have the following special voting rights:

     o the Special Voting Rights Preferred Stock has the right to elect a majority of our Board of Directors if a change in control occurs;

     o the Special Voting Rights Preferred Stock has the right to approve any transaction that would result in a change of control;

     o the Special Voting Rights Preferred Stock has the right to vote whenever specifically required by Delaware law.

     A "Change of Control" is deemed to occur if our founders (Anna E. Gluskin, E. Mark Perri, Rose C. Perri and Pankaj Modi) should cease to constitute at least sixty percent (60%) of our directors, or if any person becomes either our Chairman of the Board of Directors or Chief Executive Officer without the prior approval of these founders. If a Change of Control were to occur, Dr. Modi would thereafter be able to elect a majority of the directors of so long as shares of the Special Voting Rights Preferred Stock were outstanding.

     The Special Voting Rights Preferred Stock is entitled to share in dividends paid on the common stock.

     We have the right to redeem the Special Voting Rights Preferred Stock at any time after December 31, 2000, for $.10(cent) per share.

Undesignated Preferred Stock

     Our Board of Directors has the authority to issue up to 999,000 shares of preferred stock in one or more series and fix the number of shares constituting any such series, the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rights, dividend rate, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by the stockholders. For example, the Board of Directors is authorized to issue a series of preferred stock that would have the right to vote, separately or with any other series of preferred stock, on any proposed amendment to our Certificate of Incorporation or on any other proposed corporate action, including business combinations and other transactions.

1998 Stock Option Plan

     On July 29, 1998, our Board of Directors approved our 1998 Stock Option Plan. 1,500,000 shares of common stock have been reserved for issuance upon the exercise of options granted under the Plan.

     We adopted this Plan:

     o to provide incentives and rewards to our employees who are in a position to contribute to our long term growth and profitability;

     o to assist us in attracting, retaining and motivating personnel with experience and ability we need; and

     o to make our compensation program more competitive with those of other employers.

     We also anticipate that we will benefit from the added interest which personnel who receive options will have in our success as a result of their proprietary interest. The Plan is administered by our Board of Directors. However, the Board may establish a stock option committee of at least three (3) directors to administer the Plan.

     The Board or committee is authorized to select from among eligible employees, directors, advisors and consultants those individuals to whom options are to be granted. The Board or committee also will to determine the number of shares each person may acquire and the terms and conditions of the options. The Board or committee also is authorized to prescribe, amend and rescind terms relating to options granted under the plan. Generally, the interpretation and construction of any provision of the Plan or any options granted thereunder is within the discretion of the Board or committee.

     The Plan provides that options may or may not be incentive stock options within the meaning of Section 422 of the Internal Revenue Code. Only persons classified as employees are eligible to receive incentive stock options. Non-employee directors, advisors and consultants are eligible to receive options which do not qualify as incentive stock options under applicable Internal Revenue Code. The options granted by the Board in connection with its adoption of the Plan are not incentive stock options.

     The terms of options granted under the Plan are determined by the Board or committee at the time the option is granted. Each option is evidenced by a written option document. The option documents, together with the provisions of the Plan, determine such terms as:

     o  when options under the Plan become exercisable;

     o the exercise price of options, which, for incentive stock options, may not be less than 100% of the fair market value of our common stock on the date the option is granted (110% in the case of optionees who own 10% or more of our common stock);

     o  the term of the option;

     o  vesting provisions; and

     o  special termination provisions.

     An option may not be transferred, other than to the heirs of the option holder and is exercisable only by the original option holder during his lifetime or, in the event of his death, by his heirs.

     As of June 30, 1999, we had issued options for 50,000 shares under the Plan, exercisable at a price of $8.00 per share until November 13, 2002.

Placement Warrants

     The Placement Warrants were issued to two broker dealers and their employees and to two finders in connection with an investment banking agreement and private placement of securities between February and May 1999. These Warrants are exercisable at prices ranging from $5.50 to $7.50 per share, and expire in February and April, 2004. Among other terms, the Placement Warrants required that we register the Placement Warrant Shares at such time as we registered any other shares for sale under the Securities Act.

Other Warrants

     We also have outstanding warrants to purchase shares of common stock as follows:

     o to purchase 7,937 shares at a price of $21.82 per share until September 6, 2002.

     o  to 500,000 shares at a price of $2.50 per share until March 31, 2003.

     o to purchase 300,000 shares at a price of $10.00 per share until November 17, 2003.

Anti-Takeover Provisions

     We are not aware of any pending takeover attempt or interest in making such an attempt. Our Certificate of Incorporation and Bylaws and the Delaware Corporation Law contain certain provisions which may be deemed to be "anti-takeover" in that they may deter, discourage or make more difficult the assumption of control of Generex by another corporation or person through a tender offer, merger, proxy contest or similar transaction or series of transactions.

     Special Voting Rights Preferred Stock: As indicated above, our outstanding Special Voting Rights Preferred Stock prevents a "change of control" of Generex without the consent of the holders of those shares. At the present time, all of these shares are owned by Pankaj Modi, a Generex officer and director.

     Authorized but Unissued Shares: Our authorized capital stock is 50,000,000 shares of common stock, 999,000 shares of preferred stock and 1,000 shares of Special Voting Rights preferred stock. The Board of Directors may set the rights, preferences and terms of new preferred stock, without shareholder approval. Shares of preferred stock could be issued quickly without shareholder approval, with terms calculated to delay or prevent a change in control of Generex. Our stockholders do not have preemptive rights with respect to the purchase of these shares. Therefore, such issuance could result in a dilution of voting rights and book value per share of the common stock. No shares of preferred stock other than the Special Voting Rights Preferred Stock have been issued, and we have no present plan to issue any preferred stock.

     Delaware Anti-Takeover Statute. Section 203 of the Delaware corporations statute is applicable to publicly held corporations organized under the laws of Delaware, including Generex. Subject to various exceptions, Section 203 provides that a corporation may not engage in any "business combination" with any "interested stockholder" of the corporation for a three-year period after such stockholder becomes an interested stockholder unless the interested stockholder attained that status with the approval of the board of directors of the corporation or the business combination is approved in a manner described in the statute. A "business combination" includes mergers, asset sales and other transactions which result in a financial benefit to the interested stockholder. Subject to various exceptions, an interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation's outstanding voting stock or was the owner of 15% or more of the outstanding voting stock within the previous three years. Under certain circumstances,
Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period. The stockholders may elect not to be governed by Section 203, by adopting an amendment to the corporation's certificate of incorporation or by-laws which becomes effective twelve months after adoption. Our Certificate of Incorporation and by-laws do not exclude Generex from the restrictions imposed by Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring Generex to negotiate in advance with our Board of Directors.

     General Effect of Anti-Takeover Provisions: The overall effect of these provisions may be to deter a future tender offer or other takeover attempt that some stockholders might view to be in their best interests at that time. In addition, these provisions may have the effect of assisting our current management in retaining its position and place it in a better position to resist changes which some stockholders may want to make if dissatisfied with the conduct of our business.

Dividend Policy

     Holders of our common stock are entitled to receive such dividends as the Board of Directors may from time to time declare. The Board may declare dividends only when dividends are legally available. Under the Delaware General Corporation Law, the Board may only declare dividends out of our capital surplus (generally the amount of its paid-in capital above the par value of the outstanding stock) or out of net profits for the fiscal year with respect to which the dividends are paid. Holders of our Special Voting Rights Preferred Stock are entitled to receive a dividend per share equal to the dividends paid on share of common stock when and if such dividends are declared and paid. We have never paid any dividends on our common stock and do not anticipate paying dividends in the foreseeable future.

Transfer Agent

     StockTrans, Inc., 7 East Lancaster Avenue, Ardmore, PA 19003, is the transfer agent and registrar for our common stock.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     Our by-laws require us to indemnify any of our officers or directors, and certain other persons, under certain circumstances against all expenses and liabilities incurred or suffered by such persons because of a lawsuit or similar proceeding to which the person is made a party by reason of a his being a director or officer of Generex or our subsidiaries, unless that indemnification is prohibited by law. We may also purchase and maintain insurance for the benefit of any officer which may cover claims for which we could not indemnify a director or officer. We have been advised that in the opinion of the Securities and Exchange Commission, indemnification of our officers, directors and controlling persons under these provisions, or otherwise, is against public policy and is unenforceable.

                                  LEGAL MATTERS

     The validity of the issuance of the shares of common stock offered in this prospectus will be passed upon for us by Eckert Seamans Cherin & Mellott, LLC, 1515 Market Street, 9th Floor, Philadelphia, PA 19102. The firm of Eckert Seamans owns 158,172 shares of common stock which it received in payment of legal fees and expenses in 1998 (60,000 shares) and the exercise of warrants in June 1999 (98,172 shares). Members of the firm own additional shares (less than one percent in total) that they purchased from time to time for cash, either from us or in the public market.


                                     EXPERTS

     Our financial statement as of and for the year ended July 31, 1998, appearing in this prospectus and the registration statement of which it is a part have been audited by Withum Smith & Brown, independent accountants, as set forth in their report on such financial statements. This report contains an explanatory paragraph describing conditions that raise doubt about our ability to continue as a going concern as described in Note 2 to the financial statements.

     Our financial statements as of and for the fiscal year ended July 31, 1997, and for the period November 2,1995 (inception) to July 31, 1996, appearing in this prospectus and the registration statement have been audited jointly by Withum, Smith & Brown and Mintz & Partners, independent auditors, as set forth in their report on such financial statements.

     Our financial statements are included in this prospectus in reliance upon the reports of Withum, Smith & Brown and Mintz & Partners on such financial statements and on the authority of such firms as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

     We have filed a registration statement under the Securities Act of 1933, covering the shares offered by this prospectus, with the United States Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, DC 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and exhibits and schedules to the registration statement. For further information with regard to Generex and the shares offered by this Prospectus, you should review the registration statement.

     We are required to file annual, quarterly and current reports, proxy statements and other information (annual and quarterly) with the SEC. Copies of materials we file with the SEC may be read and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, DC 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0300. The SEC maintains an Internet site which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC's Internet site is http:\\www.sec.gov. You may also obtain copies of these reports directly from us by sending a written request to us at our principal offices located at 33 Harbor Square, Suite 202, Toronto, Canada M5J2G.

                        GENEREX BIOTECHNOLOGY CORPORATION
                                AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                          PAGE
                                                                                          ----
Independent Auditors' Reports                                                             F-2 to F-3

Consolidated Balance Sheets
July 31, 1998 and 1997, and April 30, 1999 (unaudited)                                    F-4

Consolidated Statements of Operations
For the Years Ended July 31, 1998 and 1997,
For the Period November 2, 1995 (Date of Inception)
to July 31, 1996, for the Nine Months Ended April 30, 1999 and 1998 (unaudited)
and Cumulative From Inception to April 30, 1999 (unaudited)                               F-5

Consolidated Statements of Changes in Stockholders' Equity
For the Period November 2, 1995 (Date of Inception)
to July 31, 1998, and for the Nine Month Periods Ended April 30, 1999
(unaudited)                                                                               F-6 to F-9

Consolidated Statements of Cash Flows
For the Years Ended July 31, 1998 and 1997,
For the Period November 2, 1995 (Date of Inception)
to July 31, 1996, for the Nine Months Ended April 30, 1999 and 1998 (unaudited)
and Cumulative From Inception to April 30, 1999 (unaudited)                               F-10

Notes to Consolidated Financial Statements                                                F-11 to F-29


INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders,
Generex Biotechnology Company:


We have audited the accompanying consolidated balance sheet of Generex Biotechnology Company and Subsidiaries (a development stage company) as of July 31, 1998, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended and the cumulative amounts of operations and cash flows for the period November 2, 1995 (date of inception) to July 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Generex Biotechnology Company and Subsidiaries as of July 31, 1998 and the consolidated results of its operations and its cash flows for the year then ended and the cumulative amounts of operations and cash flows for the period November 2, 1995 (date of inception) to July 31, 1998, in conformity with generally accepted accounting principles (United States).

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is a development stage enterprise and has suffered recurring losses and net cash outflows from operations since inception that raise substantial doubt about its ability to continue as a going concern. As such, the Company is dependent upon future capital infusions from existing and/or new investors to fund operations. Management's plans with regard to these matters are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Withum, Smith & Brown
New Brunswick, New Jersey
October 15, 1998

INDEPENDENT AUDITORS' REPORTS


To the Board of Directors and Stockholders,
Generex Biotechnology Company:


We have audited the accompanying consolidated balance sheet of Generex Biotechnology Company and Subsidiaries (a development stage company) as of July 31, 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended and for the period November 2, 1995 (date of inception) to July 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Generex Biotechnology Company and Subsidiaries as of July 31, 1997 and the consolidated results of its operations and its cash flows for the year ended July 31, 1997 and for the period November 2, 1995 (date of inception) to July 31, 1996, in conformity with generally accepted accounting principles (United States).


Withum, Smith & Brown                            Mintz & Partners
New Brunswick, New Jersey                        Toronto, Ontario
October 15, 1998                                 October 3, 1997

                        GENEREX BIOTECHNOLOGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS

                                                                                            July 31                  April 30
                                                                                 ----------------------------      ------------
                                                                                     1998             1997             1999
                                                                                 -----------      -----------      ------------
                                                                                                                    (Unaudited)
         ASSETS

Current Assets:
   Cash and cash equivalents                                                     $ 2,090,827      $   196,004      $  3,859,362
   Restricted cash                                                                   106,527               --                --
   Miscellaneous receivables                                                         209,090          168,234           159,629
   Notes receivable                                                                       --          102,750                --
   Other current assets                                                              131,340           46,790           132,924
                                                                                 -----------      -----------      ------------
         Total Current Assets                                                      2,537,784          513,778         4,151,915

Property and Equipment, Net                                                        1,634,447           45,959         2,222,257
Deposits                                                                              82,509               --            68,434
Due From Related Parties                                                           1,200,968        3,113,038           824,437
                                                                                 -----------      -----------      ------------
         TOTAL ASSETS                                                            $ 5,455,708      $ 3,672,775      $  7,267,043
                                                                                 ===========      ===========      ============
         LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable and accrued expenses                                         $ 1,253,004      $   223,939      $    520,541
   Current maturities of long-term debt                                              411,565               --           417,919
                                                                                 -----------      -----------      ------------
         Total Current Liabilities                                                 1,664,569          223,939           938,460

Long-Term Debt, Less Current Maturities                                              912,817               --           635,084
Due to Related Parties                                                               236,024               --           160,727
Commitments and Contingencies

Stockholders' Equity:
   Preferred stock, $.001 par value; authorized 1,000,000 shares, issued and outstanding 1,000, -0- and 1,000 shares at
     July 31, 1998 and 1997 and April 30, 1999, respectively                               1               --                 1
   Common stock, $.001 par value; authorized 50,000,000 shares, issued and outstanding 11,971,272, 9,000,118 and 13,727,937
     shares at July 31, 1998 and 1997 and April 30, 1999, respectively                11,971            9,000            13,728
   Additional paid-in capital                                                      9,162,329        5,159,276        16,324,510
   Deficit accumulated during the development stage                               (6,332,570)      (1,718,966)      (10,679,456)
   Accumulated other comprehensive income (loss)                                    (199,433)            (474)         (126,011)
                                                                                 -----------      -----------      ------------
         Total Stockholders' Equity                                                2,642,298        3,448,836         5,532,772
                                                                                 -----------      -----------      ------------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $ 5,455,708      $ 3,672,775      $  7,267,043
                                                                                 ===========      ===========      ============

The Notes to Consolidated Financial Statements are an integral part of these statements.

                        GENEREX BIOTECHNOLOGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                             For the
                                                                              Period                                    Cumulative
                                                                            November 2,                                    from
                                                                               1995                                     November 2,
                                                                             (Date of                                    (Date of
                                                  For the Years Ended       Inception)   For the Nine Months Ended       Inception)
                                                       July 31,                 to               April 30,                  to
                                              --------------------------     July 31,    --------------------------      April 30,
                                                  1998          1997           1996         1999           1998            1999
                                              -----------    -----------    ----------   -----------    -----------    ------------
                                                                                         (Unaudited)    (Unaudited)     (Unaudited)
Revenues                                      $        --    $        --    $      --    $        --    $        --    $         --

Operating Expenses:
   Research and development                       707,520        676,145       67,142      1,716,514        335,304       3,167,321
   Research and development - related party       168,884         51,334           --         70,689        165,452         290,907
   General and administrative                   3,359,581        628,064      296,281      2,333,875      1,305,644       6,617,801
   General and administrative - related party     314,328             --           --        198,817        219,298         513,145
                                              -----------    -----------    ---------    -----------    -----------    ------------
       Total Operating Expenses                 4,550,313      1,355,543      363,423      4,319,895      2,025,698      10,589,174
                                              -----------    -----------    ---------    -----------    -----------    ------------
Operating Loss                                 (4,550,313)    (1,355,543)    (363,423)    (4,319,895)    (2,025,698)    (10,589,174)

Other Expense:
   Interest income                                     --             --           --         (6,934)            --          (6,934)
   Interest expense                                63,291             --           --         33,925             --          97,216
                                              -----------    -----------    ---------    -----------    -----------    ------------
Net Loss                                      $(4,613,604)   $(1,355,543)   $(363,423)   $(4,346,886)   $(2,025,698)   $(10,679,456)
                                              ===========    ===========    =========    ===========    ===========    ============
Basic and Diluted Net Loss Per Common Share   $      (.46)   $      (.25)   $    (.40)   $      (.34)   $      (.21)
                                              ===========    ===========    =========    ===========    ===========
Weighted Average Number of Shares of
   Common Stock Outstanding                    10,078,875      5,512,840      903,972     12,890,760      9,583,302
                                              ===========    ===========    =========    ===========    ===========

The Notes to Consolidated Financial Statements are an integral part of these statements.

                        GENEREX BIOTECHNOLOGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
      FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO APRIL 30, 1999





                                                  Common Stock           Preferred Stock
                                              --------------------      ------------------
                                                Shares      Amount      Shares      Amount
                                              ---------     ------      ------      ------
Balance - November 2, 1995 (Inception)               --     $   --        --        $  --
Issuance of common stock for cash,
   February 1996, $.0254                        321,429        321        --           --
Issuance of common stock for cash,
   February 1996, $.0510                         35,142         35        --           --
Issuance of common stock for cash,
   February 1996, $.5099                        216,428        216        --           --
Issuance of common stock for cash,
   March 1996, $10.2428                           2,500          3        --           --
Issuance of common stock for cash,
   April 1996, $.0516                           489,850        490        --           --
Issuance of common stock for cash,
   May 1996, $.0512                             115,571        116        --           --
Issuance of common stock for cash,
   May 1996, $.5115                             428,072        428        --           --
Issuance of common stock for cash,
   May 1996, $10.2302                           129,818        130        --           --
Issuance of common stock for cash,
   July 1996, $.0051                          2,606,528      2,606        --           --
Issuance of common stock for cash,
   July 1996, $.0255                            142,857        143        --           --
Issuance of common stock for cash,
   July 1996, $.0513                             35,714         36        --           --
Issuance of common stock for cash,
   July 1996, $10.1847                           63,855         64        --           --
Costs related to issuance of common stock            --         --        --           --
Equity adjustment for foreign currency
   translation                                       --         --        --           --
Net loss                                             --         --        --           --
                                              ---------     ------        --        -----
Balance - July 31, 1996                       4,587,764     $4,588        --        $  --
                                              =========     ======        ==        =====



                                                                  Equity
                                                                Adjustment        Deficit
                                                                   for          Accumulated
                                                  Additional     Foreign        During the         Total
                                                   Paid-In       Currency       Development     Shareholders'
                                                   Capital      Translation        Stage           Equity
                                                  ----------    -----------     -----------     -------------
Balance - November 2, 1995 (Inception)            $       --      $    --        $      --       $       --
Issuance of common stock for cash,
   February 1996, $.0254                               7,838           --               --            8,159
Issuance of common stock for cash,
   February 1996, $.0510                               1,757           --               --            1,792
Issuance of common stock for cash,
   February 1996, $.5099                             110,142           --               --          110,358
Issuance of common stock for cash,
   March 1996, $10.2428                               25,604           --               --           25,607
Issuance of common stock for cash,
   April 1996, $.0516                                 24,773           --               --           25,263
Issuance of common stock for cash,
   May 1996, $.0512                                    5,796           --               --            5,912
Issuance of common stock for cash,
   May 1996, $.5115                                  218,534           --               --          218,962
Issuance of common stock for cash,
   May 1996, $10.2302                              1,327,934           --               --        1,328,064
Issuance of common stock for cash,
   July 1996, $.0051                                  10,777           --               --           13,383
Issuance of common stock for cash,
   July 1996, $.0255                                   3,494           --               --            3,637
Issuance of common stock for cash,
   July 1996, $.0513                                   1,797           --               --            1,833
Issuance of common stock for cash,
   July 1996, $10.1847                               650,282           --               --          650,346
Costs related to issuance of common stock            (10,252)          --               --          (10,252)
Equity adjustment for foreign currency
   translation                                            --       (4,017)              --           (4,017)
Net loss                                                  --           --         (363,423)        (363,423)
                                                  ----------      -------        ---------       ----------
Balance - July 31, 1996                           $2,378,476      $(4,017)       $(363,423)      $2,015,624
                                                  ==========      =======        =========       ==========

The Notes to Consolidated Financial Statements are an integral part of these statements.

                        GENEREX BIOTECHNOLOGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
      FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO APRIL 30, 1999





                                                  Common Stock           Preferred Stock
                                              --------------------      -----------------
                                                Shares      Amount      Shares     Amount
                                              ---------     ------      ------     ------
Balance - August 1, 1996                      4,587,764     $4,588        --        $  --
Issuance of common stock for cash,
   September 1996, $.0509                         2,143          2        --           --
Issuance of common stock for cash,
   December 1996, $10.2421                        1,429          1        --           --
Issuance of common stock for cash,
   January 1997, $.0518                           1,466          1        --           --
Issuance of common stock for cash,
   March 1997, $10.0833                              12         --        --           --
Issuance of common stock for cash,
   May 1997, $.0513                               4,233          4        --           --
Issuance of common stock for cash,
   May 1997, $.5060                           4,285,714      4,286        --           --
Costs related to issuance of common
   stock, May 1997                                   --         --        --           --
Issuance of common stock for cash,
   May 1997, $10.1194                            18,214         18        --           --
Issuance of common stock for cash,
   June 1997, $.0504                             10,714         11        --           --
Issuance of common stock for cash,
   June 1997, $.5047                             32,143         32        --           --
Issuance of common stock for cash,
   June 1997, $8.9810                            29,579         30        --           --
Issuance of common stock for cash,
   June 1997, $10.0980                              714          1        --           --
Issuance of common stock for cash,
   July 1997, $10.1214                           25,993         26        --           --
Costs related to issuance of common stock            --         --        --           --
Equity adjustment for foreign currency
   translation                                       --         --        --           --
Net loss                                             --         --        --           --
                                              ---------     ------        --        -----
Balance - July 31, 1997                       9,000,118     $9,000        --        $  --
                                              =========     ======        ==        =====




                                                                  Equity
                                                                 Adjustment       Deficit
                                                                    for         Accumulated
                                                  Additional      Foreign       During the         Total
                                                   Paid-In       Currency       Development     Shareholders'
                                                   Capital      Translation        Stage           Equity
                                                  ----------    -----------     -----------     -------------
Balance - August 1, 1996                          $2,378,476      $(4,017)      $  (363,423)     $2,015,624
Issuance of common stock for cash,
   September 1996, $.0509                                107           --                --             109
Issuance of common stock for cash,
   December 1996, $10.2421                            14,635           --                --          14,636
Issuance of common stock for cash,
   January 1997, $.0518                                   75           --                --              76
Issuance of common stock for cash,
   March 1997, $10.0833                                  121           --                --             121
Issuance of common stock for cash,
   May 1997, $.0513                                      213           --                --             217
Issuance of common stock for cash,
   May 1997, $.5060                                2,164,127           --                --       2,168,413
Costs related to issuance of common
   stock, May 1997                                  (108,421)          --                --        (108,421)
Issuance of common stock for cash,
   May 1997, $10.1194                                184,297           --                --         184,315
Issuance of common stock for cash,
   June 1997, $.0504                                     529           --                --             540
Issuance of common stock for cash,
   June 1997, $.5047                                  16,190           --                --          16,222
Issuance of common stock for cash,
   June 1997, $8.9810                                265,618           --                --         265,648
Issuance of common stock for cash,
   June 1997, $10.0980                                 7,209           --                --           7,210
Issuance of common stock for cash,
   July 1997, $10.1214                               263,060           --                --         263,086
Costs related to issuance of common stock            (26,960)          --                --         (26,960)
Equity adjustment for foreign currency
   translation                                            --        3,543                --           3,543
Net loss                                                  --           --        (1,355,543)     (1,355,543)
                                                  ----------      -------       -----------      ----------
Balance - July 31, 1997                           $5,159,276      $  (474)      $(1,718,966)     $3,448,836
                                                  ==========      =======       ===========      ==========

The Notes to Consolidated Financial Statements are an integral part of these statements.

                        GENEREX BIOTECHNOLOGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
      FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO APRIL 30, 1999





                                                          Common Stock          Preferred Stock
                                                     ----------------------    -----------------
                                                       Shares       Amount     Shares     Amount
                                                     ----------     -------    ------     ------
Balance - August 1, 1997                              9,000,118     $ 9,000        --       $--
Issuance of warrants in exchange for
   services rendered, October 1997, $.50                     --          --        --        --
Exercise of warrants for cash, December
   1997, $0.0467                                        234,000         234        --        --
Shares issued pursuant to the January 9, 1998
   reverse merger between GBT-Delaware, Inc.
   and Generex Biotechnology Corporation              1,105,000       1,105        --        --
Issuance of preferred stock for
   services rendered, January 1998, $.001                    --          --     1,000         1
Issuance of common stock for cash,
   March 1998, $2.50                                     70,753          71        --        --
Issuance of common stock for cash,
   April 1998, $2.50                                     60,000          60        --        --
Issuance of common stock in exchange
   for services rendered, April 1998, $2.50              38,172          38        --        --
Issuance of common stock for cash,
   May 1998, $2.50                                      756,500         757        --        --
Issuance of warrants in exchange for
   services rendered, May 1998, $.50                         --          --        --        --
Issuance of common stock in exchange
   for services rendered, May 1998, $2.50               162,000         162        --        --
Issuance of common stock for cash,
   June 1998, $2.50                                     286,000         286        --        --
Exercise of warrants for cash, June 1998,
   $.0667                                               234,000         234        --        --
Issuance of common stock in exchange
   for services rendered, June 1998, $2.50               24,729          24        --        --
Equity adjustment for foreign currency
   translation                                               --          --        --        --
Net loss                                                     --          --        --        --
                                                     ----------     -------     -----       ---
Balance - July 31, 1998                              11,971,272     $11,971     1,000       $ 1
                                                     ==========     =======     =====       ===




                                                                         Equity
                                                                       Adjustment       Deficit
                                                                           for         Accumulated
                                                         Additional      Foreign       During the         Total
                                                          Paid-In       Currency       Development     Shareholders'
                                                          Capital      Translation        Stage           Equity
                                                         ----------    -----------     ------------    -------------
Balance - August 1, 1997                                 $5,159,276     $   (474)      $(1,718,966)     $3,448,836
Issuance of warrants in exchange for
   services rendered, October 1997, $.50                    234,000           --                --         234,000
Exercise of warrants for cash,
   December 1997, $0.0467                                    10,698           --                --          10,932
Shares issued pursuant to the January 9, 1998
   reverse merger between GBT-Delaware, Inc.
   and Generex Biotechnology Corporation                     (1,105)          --                --              --
Issuance of preferred stock for
   services rendered, January 1998, $.001                        99           --                --             100
Issuance of common stock for cash,
   March 1998, $2.50                                        176,812           --                --         176,883
Issuance of common stock for cash,
   April 1998, $2.50                                        149,940           --                --         150,000
Issuance of common stock in exchange
   for services rendered, April 1998, $2.50                  95,392           --                --          95,430
Issuance of common stock for cash,
   May 1998, $2.50                                        1,890,493           --                --       1,891,250
Issuance of warrants in exchange for
   services rendered, May 1998, $.50                        250,000           --                --         250,000
Issuance of common stock in exchange
   for services rendered, May 1998, $2.50                   404,838           --                --         405,000
Issuance of common stock for cash,
   June 1998, $2.50                                         714,714           --                --         715,000
Exercise of warrants for cash, June 1998,
   $.0667                                                    15,373           --                --          15,607
Issuance of common stock in exchange
   for services rendered, June 1998, $2.50                   61,799           --                --          61,823
Equity adjustment for foreign currency
   translation                                                   --      (198,959)              --        (198,959)
Net loss                                                         --           --        (4,613,604)     (4,613,604)
                                                         ----------     ---------      -----------      ----------
Balance - July 31, 1998                                  $9,162,329     $(199,433)     $(6,332,570)     $2,642,298
                                                         ==========     =========      ===========      ==========

The Notes to Consolidated Financial Statements are an integral part of these statements.

                        GENEREX BIOTECHNOLOGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
      FOR THE PERIOD NOVEMBER 2, 1995 (DATE OF INCEPTION) TO APRIL 30, 1999





                                                          Common Stock          Preferred Stock
                                                     ----------------------    -----------------
                                                       Shares       Amount     Shares     Amount
                                                     ----------     -------    ------     ------
Balance - August 1, 1998                             11,971,272     $11,971     1,000      $  1
Issuance of common stock for cash,
   August 1998, $3.00                                   100,000         100        --        --
Issuance of common stock for cash,
   August 1998, $3.50                                    19,482          19        --        --
Redemption of common stock for cash,
   September 1998, $9.1732                              (15,357)        (15)       --        --
Issuance of common stock for cash,
   September - October 1998, $3.00                      220,297         220        --        --
Issuance of common stock for cash,
   August - October 1998, $4.10                         210,818         211        --        --
Issuance of common stock in exchange
   for services rendered, August -
   October 1998, $2.50                                   21,439          21        --        --
Issuance of common stock in exchange
   for services rendered, August -
   October 1998, $4.10                                   18,065          18        --        --
Issuance of common stock to satisfy
   accrued liability, September 1998, $4.10             180,000         180        --        --
Issuance of common stock for cash,
   November 1998 - January 1999, $3.50                  180,000         180        --        --
Issuance of common stock for cash,
   November 1998 - January 1999, $4.00                  275,000         275        --        --
Issuance of common stock for cash,
   November 1998 - January 1999, $4.10                   96,852          97        --        --
Issuance of common stock in exchange
   for services rendered, November 1998
   - January 1999, $4.10                                 28,718          29        --        --
Issuance of common stock for cash,
   November 1998 - January 1999, $5.00                   20,000          20        --        --
Issuance of common stock for cash,
   November 1998 - January 1999, $5.50                   15,000          15        --        --
Issuance of stock options in exchange
   for services rendered November 1998, $1.00                --          --        --        --
Issuance of warrants in exchange for
   services rendered November 1998, $1.00                    --          --        --        --
Issuance of common stock for cash,
   February 1999, $5.00                                   6,000           6        --        --
Issuance of common stock in exchange
   for services rendered February 1999, $6.00             5,000           5        --        --
Issuance of common stock for cash,
   March 1999, $6.00                                     11,000          11        --        --
Issuance of common stock for cash,
   April 1999, $5.50                                    363,637         364        --        --
Issuance of warrants in exchange for
   services rendered April 1999, $2.00                       --          --        --        --
Stock adjustment                                            714           1        --        --
Cost related to issuance of common stock                     --          --        --        --
Equity adjustment for foreign currency
   translation                                               --          --        --        --
Net loss                                                     --          --        --        --
                                                     ----------     -------     -----      ----
Balance - April 30, 1999 (Unaudited)                 13,727,937     $13,728     1,000      $  1
                                                     ==========     =======     =====      ====




                                                                         Equity
                                                                       Adjustment       Deficit
                                                                           for         Accumulated
                                                         Additional      Foreign       During the         Total
                                                          Paid-In       Currency       Development     Shareholders'
                                                          Capital      Translation        Stage           Equity
                                                         ----------    -----------    -------------    -------------
Balance - August 1, 1998                                $ 9,162,329      (199,433)    $ (6,332,570)     $2,642,298
Issuance of common stock for cash,
   August 1998, $3.00                                       299,900            --               --         300,000
Issuance of common stock for cash,
   August 1998, $3.50                                        68,168            --               --          68,187
Redemption of common stock for cash,
   September 1998, $9.1732                                 (140,858)           --               --        (140,873)
Issuance of common stock for cash,
   September - October 1998, $3.00                          660,671            --               --         660,891
Issuance of common stock for cash,
   August - October 1998, $4.10                             864,142            --               --         864,353
Issuance of common stock in exchange
   for services rendered, August -
   October 1998, $2.50                                       53,577            --               --          53,598
Issuance of common stock in exchange
   for services rendered, August -
   October 1998, $4.10                                       74,048            --               --          74,066
Issuance of common stock to satisfy
   accrued liability, September 1998, $4.10                 737,820            --               --         738,000
Issuance of common stock for cash,
   November 1998 - January 1999, $3.50                      629,820            --               --         630,000
Issuance of common stock for cash,
   November 1998 - January 1999, $4.00                    1,099,725            --               --       1,100,000
Issuance of common stock for cash,
   November 1998 - January 1999, $4.10                      397,003            --               --         397,100
Issuance of common stock in exchange
   for services rendered, November 1998
   - January 1999, $4.10                                    117,715            --               --         117,744
Issuance of common stock for cash,
   November 1998 - January 1999, $5.00                       99,980            --               --         100,000
Issuance of common stock for cash,
   November 1998 - January 1999, $5.50                       82,485            --               --          82,500
Issuance of stock options in exchange
   for services rendered November 1998, $1.00                50,000            --               --          50,000
Issuance of warrants in exchange for
   services rendered November 1998, $1.00                   150,000            --               --         150,000
Issuance of common stock for cash,
   February 1999, $5.00                                      29,994            --               --          30,000
Issuance of common stock in exchange
   for services rendered February 1999, $6.00                29,995            --               --          30,000
Issuance of common stock for cash,
   March 1999, $6.00                                         65,989            --               --          66,000
Issuance of common stock for cash,
   April 1999, $5.50                                      1,999,640            --               --       2,000,004
Issuance of warrants in exchange for
   services rendered April 1999, $2.00                      400,000            --               --         400,000
Stock adjustment                                                 (1)           --               --              --
Cost related to issuance of common stock                   (607,632)           --               --        (607,632)
Equity adjustment for foreign currency
   translation                                                   --        73,422               --          73,422
Net loss                                                         --            --       (4,346,886)     (4,346,886)
                                                        -----------     ---------     ------------      ----------
Balance - April 30, 1999 (Unaudited)                    $16,324,510     $(126,011)    $(10,679,456)     $5,532,772
                                                        ===========     =========     ============      ==========

The Notes to Consolidated Financial Statements are an integral part of these statements.

                        GENEREX BIOTECHNOLOGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                          For the
                                                                                                          Period
                                                                                                        November 2,
                                                                                                           1995
                                                                                                         (Date of
                                                                           For the Years Ended          Inception)
                                                                                 July 31,                   to
                                                                       ----------------------------      July 31,
                                                                           1998            1997            1996
                                                                       -----------      -----------     ----------
Cash Flows From Operating Activities:
   Net loss                                                            $(4,613,604)     $(1,355,543)     $(363,423)
   Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation                                                           31,096           10,411          2,578
     Common stock issued for services rendered                             562,253               --             --
     Stock options and warrants issued for services rendered               484,000               --             --
     Preferred stock issued for services rendered                              100               --             --
     Changes in operating assets and liabilities:
       Miscellaneous receivables                                                --         (119,967)       (50,212)
       Other current assets                                                (89,268)         (37,020)       (10,289)
       Accounts payable and accrued liabilities                          1,099,815          226,131             --
       Other, net                                                          110,317               --             --
                                                                       -----------      -----------     ----------
         Net Cash Used in Operating Activities                          (2,415,291)      (1,275,988)      (421,346)

Cash Flows From Investing Activities:
   Purchase of property and equipment                                      (16,287)         (41,987)       (17,499)
   Change in restricted cash                                              (111,250)              --             --
   Change in deposits                                                      (17,601)              --             --
   Change in notes receivable                                              104,153         (104,153)            --
   Increase (decrease) in subscriptions receivable                              --        1,527,606     (1,527,606)
   Change in due from related parties                                      154,945       (2,740,260)      (389,071)
   Other, net                                                               89,683               --             --
                                                                       -----------      -----------     ----------
         Net Cash Provided By (Used in) Investing Activities               203,643       (1,358,794)    (1,934,176)

Cash Flows From Financing Activities:
   Proceeds from issuance of long-term debt                                993,149               --             --
   Repayment of long-term debt                                             (63,389)              --             --
   Change in due to related parties                                        236,024               --             --
   Proceeds from issuance of common stock, net                           2,959,672        2,785,212      2,383,064
   Purchase and retirement of common stock                                      --               --             --
                                                                       -----------      -----------     ----------
         Net Cash Provided By Financing Activities                       4,125,456        2,785,212      2,383,064

Effect of Exchange Rates on Cash                                           (18,985)          17,251            781
                                                                       -----------      -----------     ----------
Net Increase (Decrease) in Cash and Cash Equivalents                     1,894,823          167,681         28,323

Cash and Cash Equivalents, Beginning of Period                             196,004           28,323             --
                                                                        ----------      -----------     ----------
Cash and Cash Equivalents, End of Period                               $ 2,090,827      $   196,004     $   28,323
                                                                       ===========      ===========     ==========


                                                                                                           Cumulative
                                                                                                              From
                                                                                                          November 2,
                                                                                                              1995
                                                                                                           (Date of
                                                                         For the Nine Months Ended         Inception)
                                                                                 April 30,                     to
                                                                        ----------------------------       April 30,
                                                                            1999             1998             1999
                                                                        ------------     -----------      ------------
                                                                         (Unaudited)     (Unaudited)      (Unaudited)
Cash Flows From Operating Activities:
   Net loss                                                             $(4,346,886)     $(2,025,698)     $(10,679,456)
   Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation                                                            29,161           21,394            73,246
     Common stock issued for services rendered                              275,408          433,245           837,661
     Stock options and warrants issued for services rendered                600,000          234,000         1,084,000
     Preferred stock issued for services rendered                                --              100               100
     Changes in operating assets and liabilities:
       Miscellaneous receivables                                             55,227               --          (114,952)
       Other current assets                                                     146           21,252          (136,431)
       Accounts payable and accrued liabilities                                 578          345,864         1,326,524
       Other, net                                                            67,836           (8,969)          178,153
                                                                        ------------     -----------      ------------
         Net Cash Used in Operating Activities                           (3,318,530)        (978,812)       (7,431,155)

Cash Flows From Investing Activities:
   Purchase of property and equipment                                      (465,358)         (15,713)         (541,131)
   Change in restricted cash                                                105,655          (76,047)           (5,595)
   Change in deposits                                                        16,581               --            (1,020)
   Change in notes receivable                                                    --          100,453                --
   Increase (decrease) in subscriptions receivable                               --               --                --
   Change in due from related parties                                       405,728              919        (2,568,658)
   Other, net                                                                   --                --            89,683
                                                                        ------------     -----------      ------------
         Net Cash Provided By (Used in) Investing Activities                 62,606            9,612        (3,026,721)

Cash Flows From Financing Activities:
   Proceeds from issuance of long-term debt                                      --          850,365           993,149
   Repayment of long-term debt                                             (391,860)              --          (455,249)
   Change in due to related parties                                         (80,981)          62,046           155,043
   Proceeds from issuance of common stock, net                            5,691,403               --        13,819,351
   Purchase and retirement of common stock                                 (140,873)              --          (140,873)
                                                                        ------------     -----------      ------------
         Net Cash Provided By Financing Activities                        5,077,689          912,411        14,371,421

Effect of Exchange Rates on Cash                                            (53,230)           5,311           (54,183)
                                                                        ------------     -----------      ------------
Net Increase (Decrease) in Cash and Cash Equivalents                       1,768,535         (51,478)        3,859,362

Cash and Cash Equivalents, Beginning of Period                             2,090,827         196,004                --
                                                                        ------------     -----------      ------------
Cash and Cash Equivalents, End of Period                                $  3,859,362     $   144,526      $  3,859,362
                                                                        ============     ===========      ============

                        GENEREX BIOTECHNOLOGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (INFORMATION RELATING TO THE NINE MONTHS ENDED APRIL 30, 1999
        AND 1998 AND CUMULATIVE FROM NOVEMBER 2, 1995 (DATE OF INCEPTION)
                         TO APRIL 30, 1999 IS UNAUDITED)


Note 1 - Organization and Business:
           Generex Biotechnology Corporation (the Company) was incorporated in Idaho in 1983 as Green Mt. P.S., Inc. Since 1983 and prior to January 16, 1998, the Company had essentially been inactive. In January 1998, the Company, with a wholly-owned subsidiary which had been recently formed, acquired all of the outstanding capital stock of GBT - Delaware, Inc., an entity whose only asset consisted of the stock of Generex Pharmaceuticals, Inc. ("Generex Pharmaceuticals"), a Canadian corporation formed in November 1995 to engage in pharmaceutical and biotechnological research and other activities. The shareholders of GBT - Delaware, Inc. were the same shareholders of Generex Pharmaceuticals. As a result of this acquisition, the former shareholders of GBT -Delaware, Inc. acquired approximately 90 percent of the Company's outstanding capital stock. GBT - Delaware, Inc. was treated as the acquiror in this transaction for accounting purposes, and accordingly, the historical financial statements of GBT - Delaware, Inc., prior to the acquisition date, are deemed to be the historical financial statements of the Company.

           On April 30, 1999, the Company reincorporated in the State of Delaware. This was accomplished by a merger of the Company with its wholly owned subsidiary GBC-Delaware, Inc. The reincorporation will not have an effect on the Company's capitalization, management or business operations.

           The Company is engaged in the research and development of drug delivery systems and technology. Since its inception, the Company has devoted its efforts and resources to the development of a platform technology for the oral administration of large molecule drugs, including proteins, peptides, monoclonal antibodies, hormones and vaccines, which historically have been administered by injection, either subcutaneously or intravenously.

           The Company is a development stage company, which has a very limited history of operations and has not generated any revenues from operations. The Company has no products approved for commercial sale at the present time. There can be no assurance that the Company will be successful in obtaining regulatory clearance for the sale of existing or any future products or that any of the Company's products will be commercially viable.

Note 2 - Basis of Preparation:
           Since inception, the Company has suffered recurring losses and net cash outflows from operations. The Company expects to continue to incur substantial losses to complete the development and testing of its drug candidates, and does not expect to complete the development stage and begin commercialization of its products in the foreseeable future. Management is actively pursuing various options, which include entering into strategic partnerships with large pharmaceutical companies. Since its inception, the Company has funded operations through debt and common stock issuances in order to meet its strategic objectives. Management believes that sufficient funding will be available to meet its planned business objectives including anticipated cash needs for working capital, for a reasonable period of time. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of, and if successful, to commence the manufacture and sale of its drug candidates, if and when approved by the applicable regulatory agencies. As a result of the foregoing, there exists substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability of the carrying amounts of recorded assets or the amount of liabilities that might result from the outcome of this uncertainty.

                        GENEREX BIOTECHNOLOGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (INFORMATION RELATING TO THE NINE MONTHS ENDED APRIL 30, 1999
        AND 1998 AND CUMULATIVE FROM NOVEMBER 2, 1995 (DATE OF INCEPTION)
                         TO APRIL 30, 1999 IS UNAUDITED)


Note 3 - Summary of Significant Accounting Policies:

           Principles of Consolidation
           The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

           Development Stage Company
           The accompanying consolidated financial statements have been prepared in accordance with the provisions of Statement of Financial Accounting Standard No. 7, "Accounting and Reporting by Development Stage Enterprises."

           Cash and Cash Equivalents
           The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

           Restricted Cash
           The Company maintains cash funds held in trust by an attorney for the future purchase of the Company's stock pursuant to an agreement (see
           Note 7).

           Property and Equipment, Net
           Property and equipment are recorded at cost less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which range from three to thirty years. Gains and losses on depreciable assets retired or sold are recognized in the statement of operations in the year of disposal. Repairs and maintenance expenditures are expensed as incurred.

           Research and Development Costs
           Expenditures for research and development are expensed as incurred and include, among other costs, those related to the production of experimental drugs, including payroll costs, and amounts incurred for conducting clinical trials. Amounts expected to be received from local governments under research and development tax credit arrangements are offset against the related expenses. Included in miscellaneous receivables is $153,597, $168,234 and $159,629 of such a receivable due from the Canadian government at July 31, 1998 and 1997 and April 30, 1999, respectively.

           Income Taxes
           Income taxes are accounted for under the asset and liability method prescribed by SFAS No. 109, "Accounting for Income Taxes." Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax bases of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.

                        GENEREX BIOTECHNOLOGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (INFORMATION RELATING TO THE NINE MONTHS ENDED APRIL 30, 1999
        AND 1998 AND CUMULATIVE FROM NOVEMBER 2, 1995 (DATE OF INCEPTION)
                         TO APRIL 30, 1999 IS UNAUDITED)

Note 3 - Summary of Significant Accounting Policies (Continued):

           Net Loss Per Common Share
           The Company has adopted SFAS No. 128, "Earnings per Share" ("FAS 128"), which requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS") by all entities that have publicly traded common stock or potential common stock (options, warrants, convertible securities or contingent stock arrangements). FAS 128 also requires presentation of earnings per share by an entity that has made a filing or is in the process of filing with a regulatory agency in preparation for the sale of securities in a public market.

           Basic EPS is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period. The computation of Diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings. Refer to Note 12 for methodology for determining net loss per share.

           Comprehensive Income/(Loss)
           Effective August 1, 1998, the Company adopted the provisions of Statement No. 130, "Reporting Comprehensive Income," which modifies the financial statement presentation of comprehensive income and its components. Adoption of this statement had no effect on the Company's financial position or operating results.

           Comprehensive loss amounted to $(4,812,563), $(1,352,000) and $(367,440) for the years ended July 31, 1998 and 1997 and for the period November 2, 1995 (date of inception) to July 31, 1996, respectively, and for the nine months ended April 30, 1999 and 1998 amounted to $(4,273,464) and $(2,124,799), respectively.

           New Accounting Standards
           The Company will adopt FAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" in fiscal 1999. This statement supercedes FAS No. 14, "Financial Reporting for Segments of a Business Enterprise," but retains the requirement to report information about major customers. This statement establishes standards for reporting information about operating segments in annual financial statements. Operating segments are defined as components of an enterprise evaluated regularly by the Company's senior management in deciding how to allocate resources and in assessing performance. The Company believes that adoption of this statement will not have a material effect on its financial statements.

           In 1998, Statement of Financial Accounting Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133) was issued. SFAS No. 133 modifies the accounting for derivative and hedging activities and is effective for fiscal years beginning after December 15, 1999. The Company believes that the adoption of SFAS No. 133 will not have a material impact on the Company's financial reporting.

                        GENEREX BIOTECHNOLOGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (INFORMATION RELATING TO THE NINE MONTHS ENDED APRIL 30, 1999
        AND 1998 AND CUMULATIVE FROM NOVEMBER 2, 1995 (DATE OF INCEPTION)
                         TO APRIL 30, 1999 IS UNAUDITED)

Note 3 - Summary of Significant Accounting Policies (Continued):

           Concentration of Credit Risk
           The Company maintains cash balances, at times, with financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation. Management monitors the soundness of these institutions and considers the Company's risk negligible. The Company also maintains cash balances with Canadian legal counsel resulting from transactions which have been consummated, but final funds have not yet been disbursed. Management believes the Company's credit risk on these balances to be minimal.

           Use of Estimates
           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

           Interim Financial Data (Unaudited)
           The unaudited financial data as of and for the nine months ended April 30, 1999 and 1998 have been prepared by management and include all adjustments which, in management's opinion, are necessary to present fairly the Company's financial condition, results of operations and cash flows. The results of operations for the nine months ended April 30, 1999 and are not necessarily indicative of the operating results to be expected for the year ended July 31, 1999.

           Foreign Currency Translation
           Foreign denominated assets and liabilities of the Company are translated into US dollars at the prevailing exchange rates in effect at the end of the reporting period. Income statement accounts are translated at a weighted average of exchange rate which were in effect during the period. Translation adjustments that arise from translating the foreign subsidiary's financial statements from local currency US dollars are recorded in the cumulative translation adjustment component of stockholders' equity.

           Financial Instruments
           The carrying values of accounts payable and accrued expenses approximate their fair values. The fair value of the Company's long-term debt is assumed to approximate its book value.

Note 4 - Property and Equipment:
           The costs and accumulated depreciation of property and equipment are summarized as follows:

                                                                    July 31,              April 30,
                                                      -----------------------------     -------------
                                                            1998           1997             1999
                                                      --------------    -----------     -------------
           Land                                       $      239,810    $      --       $     269,519
           Buildings                                       1,366,956           --           1,954,422
           Furniture and Fixtures                              7,998          5,938             8,312
           Office Equipment                                   60,850         52,869            63,240
                                                      --------------    -----------     -------------

           Total Property and Equipment                    1,675,614         58,807         2,295,493
           Less:  Accumulated Depreciation                    41,167         12,848            73,236
                                                      --------------    -----------     -------------
           Property and Equipment, Net                $    1,634,447    $    45,959     $   2,222,257
                                                      ==============    ===========     =============

                        GENEREX BIOTECHNOLOGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (INFORMATION RELATING TO THE NINE MONTHS ENDED APRIL 30, 1999
        AND 1998 AND CUMULATIVE FROM NOVEMBER 2, 1995 (DATE OF INCEPTION)
                         TO APRIL 30, 1999 IS UNAUDITED)


Note 4 - Property and Equipment (Continued):
           Depreciation expense amounted to $31,096, $10,411 and $2,578 for the years ended July 31, 1998 and 1997, and the period November 2, 1995 (date of inception) to July 31, 1996, respectively, and $29,161 and $21,394 for the nine months ended April 30, 1999 and 1998, respectively.

Note 5 - Income Taxes:
           The Company has incurred losses since inception which have generated net operating loss carryforwards on a consolidated basis of approximately $4,500,000 at July 31, 1998 which are available to offset future taxable income. The net operating loss carryforwards arise from both United States and Canadian sources. The net operating loss carryforwards will expire in 2005 through 2018. These loss carryforwards are subject to limitation on future years utilization should certain ownership changes occur.

           For the years ended July 31, 1998 and 1997 and for the period November 2, 1995 (date of inception) to July 31, 1996, the Company's effective tax rate differs from the federal statutory rate principally due to net operating losses and other temporary differences for which no benefit was recorded.

           Deferred tax assets consist of the following:

                                                                          July 31,
                                                           --------------------------------
                                                                 1998             1997
                                                           ---------------    -------------
           Net operating loss carryforwards                $     2,008,795    $     750,500
           Research and development tax credits                     75,705           22,362
           Depreciation and amortization                           204,755           23,035
           Accrued liabilities                                     118,914             --
                                                           ---------------    -------------
              Total deferred tax assets                          2,408,169          795,897
           Valuation allowance                                  (2,408,169)        (795,897)
                                                           ---------------    -------------

              Net deferred tax assets                      $        --        $       --
                                                           ===============    =============

Note 6 - Accounts Payable and Accrued Expense:
           Accounts payable and accrued expenses consist of the following:

                                                                      July 31,                April 30,
                                                       --------------------------------     --------------
                                                             1998             1997               1999
                                                       ---------------    -------------     --------------
           Accounts Payable                            $       336,634    $     223,939     $     449,055
           Penalty Arising from Violation of
              Financing Agreement (A)                          738,000             --                --
           Consulting Accruals                                 151,945             --              71,486
           Building Purchase Liability                          26,425             --                --
                                                       ---------------    -------------     ------------
                Total                                  $     1,253,004    $     223,939     $     520,541
                                                       ===============    =============     =============

           (A) See Note 9 for further discussion of underlying debt and penalty amount.

                        GENEREX BIOTECHNOLOGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (INFORMATION RELATING TO THE NINE MONTHS ENDED APRIL 30, 1999
        AND 1998 AND CUMULATIVE FROM NOVEMBER 2, 1995 (DATE OF INCEPTION)
                         TO APRIL 30, 1999 IS UNAUDITED)


Note 7 - Commitments and Contingent Liabilities:

           Consulting Services
           In October 1996, the Company entered into a Consulting Agreement with its Vice President of Research and Development (the V.P.) pursuant to which, among other things, the V.P. assigned to the Company his entire right, title and interest in and to all inventions, ideas, designs and discoveries made by him during the term of such agreements which relate in any manner to the actual or demonstratably anticipated business, work, undertaking or research and development of the Company. Concurrently with execution of this Consulting Agreement, the V.P. and the Company entered into an Assignment and Assumption Agreement pursuant to which the V.P. assigned to the Company his interests in and to specific drug delivery systems, controlled release drug delivery systems, controlled release drug delivery systems and technology patents invented/discovered/conceived by the V.P. prior to the execution of the Agreement, including three existing patents covering insulin delivery systems, applicable to peptides and proteins; drug vaccines and hormones delivery; and controlled release of drugs and hormones (the "Existing Patents"). In addition to the Existing Patents, the V.P. assigned to the Company his interest in four US and/or Canadian patent applications and certain abstracts covering, among other things, liposomes drug delivery for vaccines, drugs, hormones, peptides and cosmetic delivery; transdermal drug delivery for proteins, peptides, hormones and small molecules; controlled release drug delivery systems for capsules, caplets, and liquid suspensions; and DNA technology relating to insulin preparation (collectively, "Other Existing Technology"). At the time of this assignment, the Existing Patents were owned of record by a Canadian corporation which was 50 percent owned by the V.P. The Company subsequently acquired the V.P.'s interest in this corporation for no additional consideration.

           Under the terms of the agreement, which expires December 31, 2004, a fee of $93,204 for each year during the term of this agreement, including expense reimbursement. In addition, the Company agreed to reimburse the V.P. for $99,095 of expense incurred in research activities prior to his association with the Company, all of which was included in accounts payable at July 31, 1998.

           On March 17, 1998, the Company entered into separate consulting agreements with two consultants to assist the Company: to test and evaluate the therapeutic effects of its formulations; to develop protocols for testing its formulations; to review and provide suggestions in respect of draft submissions to regulatory authorities and otherwise assist the Company in its efforts to obtain regulatory approvals for its formulations in various jurisdictions, including its efforts to obtain approvals of any Ethics Committees of institutions with which the Consultants are ordinarily affiliated; to arrange and in some cases to conduct clinical trials of its formulations in Canada; and to provide input and assistance with respect to, and evaluate results of, clinical trials in other jurisdictions. The Consultants shall also attend meetings with regulators and assist the Company in making presentations to regulators when reasonably convenient.

                        GENEREX BIOTECHNOLOGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (INFORMATION RELATING TO THE NINE MONTHS ENDED APRIL 30, 1999
        AND 1998 AND CUMULATIVE FROM NOVEMBER 2, 1995 (DATE OF INCEPTION)
                         TO APRIL 30, 1999 IS UNAUDITED)

Note 7 - Commitments and Contingent Liabilities (Continued):

           Consulting Services (Continued)
           Under the terms of the agreement, the Company will pay retainer fees of $10,000 per consultant each on August 1, 1998, December 1, 1998, March 1, 1999 and July 1, 1999. In addition, the Company will pay an hourly or per diem amount for all services actually rendered and reimburse reasonable and necessary travel and lodging expenses incurred incident to services rendered. The agreement shall terminate on December 31, 2000.

           Also on March 17, 1998, the Company entered into separate consulting agreements with two additional consultants to assist the Company: to test and evaluate the therapeutic effects of its formulations; to develop protocols for testing its formulations; to review and provide suggestions in respect of draft submissions to regulatory authorities and otherwise assist the Company in its efforts to obtain regulatory approvals for its formulations in various jurisdictions, including its efforts to obtain approvals of any Ethics Committees of institutions with which the Consultants' representatives are ordinarily affiliated; and to provide input and assistance with respect to, and evaluate results of, clinical trials in other jurisdictions. The additional Consultants shall also attend meetings with regulators and assist the Company in making presentations to regulators when reasonably convenient.

           Under the terms of the agreement, the Company will pay an hourly or per diem fee for all services actually rendered and reimburse reasonable and necessary travel and lodging expenses incurred incident to services rendered. The agreement shall terminate on December 31, 2000.

           In November 1998, the Company entered into a consulting agreement with an individual to assist the Company in testing and evaluating the use of the Company's oral insulin formulation to reduce fibroid tissue and serve on the Company's Scientific Advisory Board. As part of the consultant's compensation, the Company granted the consultant options to purchase 50,000 shares of the Company's common stock at an exercise price of $8.00 per share under the 1998 stock option plan. The agreement shall terminate on December 31, 2000.

           On December 1, 1998, the Company entered into a consulting agreement with a consultant to assist the Company: to test and evaluate the therapeutic effects of its formulations; to develop protocols for testing its formulations; to review and provide suggestions in respect of draft submissions to regulatory authorities and otherwise assist the Company in its efforts to obtain regulatory approvals for its formulations in various jurisdictions, including its efforts to obtain approvals of any Ethics Committees of institutions with which the Consultant is ordinarily affiliated; to arrange and in some cases to conduct clinical trials of its formulations in the Untied States; and to provide input and assistance with respect to, and evaluate results of, clinical trials in other jurisdictions. The Consultant shall also act as the Principal Investigator in the United States for Phase II and Phase III clinical trials of the Company's oral insulin formulation that are contemplated by the Investigational New Drug application filed by the Company with the Food and Drug Administration on October 31, 1998. The Consultant shall also attend meetings with regulators and assist the Company in making presentations to regulators when reasonably convenient.

           Under the terms of the agreement, the Company will pay retainer fees of $10,000 on January 1, 1999 and an additional retainer of $7,500 on April 30, 1999 and October 31, 1999. In addition, the Company will pay an hourly or per diem amount for all services actually rendered and reimburse reasonable and necessary travel and lodging expenses incurred incident to services rendered. The agreement shall terminate on December 31, 2000.

                        GENEREX BIOTECHNOLOGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (INFORMATION RELATING TO THE NINE MONTHS ENDED APRIL 30, 1999
        AND 1998 AND CUMULATIVE FROM NOVEMBER 2, 1995 (DATE OF INCEPTION)
                         TO APRIL 30, 1999 IS UNAUDITED)



Note 7 - Commitments and Contingent Liabilities (Continued):

           Consulting Services (Continued)
           In February 1999, the Company entered into an agreement, which was amended and replaced by an April 1999 agreement, with an investment banker. Under the terms of the amended agreement, the investment banker will act as the Company's exclusive investment advisor, exclusive private placement agent and exclusive investment banker for a period of five months. In conjunction with the February agreement, the investment banker received warrants to purchase 100,000 shares of the Company's common stock at an exercise price of $6.00 per share during a five-year period. Under the April 1999 agreement, the investment banker received warrants to purchase 50,000 shares of the Company's common stock at an exercise price of $6.00 per share during a five-year period. The amended agreement also provided for the grant of an additional warrant to purchase 50,000 shares of the Company's common stock at an exercise price of $7.50 per share during a five-year period for assisting in obtaining financing in an agreed upon and stated amount. The warrant was earned in the quarter ended April 30, 1999. In the event of a private placement of the Company's securities, the investment banker is entitled to (i) a transaction fee, (ii) expense allowance and (iii) placement agent warrants equal to 10 percent of the ownership given to any equity raised. Finally in the event that the Company enters into a merger, acquisition, or sale transaction with a party introduced by the investment banker, cash compensation will be paid based on an agreed upon formula.

           Leases
           The Company has entered into various lease agreements for the use of vehicles and office equipment.

           Aggregate minimum annual lease commitments of the Company as of July 31, 1998 are as follows:

             Year                                                      Amount
             ----                                                   -----------
             1999                                                   $    13,078
             2000                                                        10,004
             2001                                                         5,990
             2002                                                         4,446
             Thereafter                                                     253
                                                                    -----------

             Total Minimum Lease Payments                           $    33,771
                                                                    ===========

           Lease expense amounted to $50,757, $9,206 and $6,946 for the years ended July 31, 1998 and 1997 and for the period November 2, 1995 (date of inception) to July 31, 1996, respectively and $12,995 for the nine months ended April 30, 1999.

           The preceding data reflects existing leases and does not include replacements upon their expiration. In the normal course of business, operating leases are generally renewed or replaced by other leases.

                        GENEREX BIOTECHNOLOGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (INFORMATION RELATING TO THE NINE MONTHS ENDED APRIL 30, 1999
        AND 1998 AND CUMULATIVE FROM NOVEMBER 2, 1995 (DATE OF INCEPTION)
                         TO APRIL 30, 1999 IS UNAUDITED)


Note 7 - Commitments and Contingent Liabilities (Continued):

           Rental Operations
           The Company leases a portion of the floor that it owns in an office building located in Toronto, Canada. The Company, pursuant to a debt agreement with Romspen Investment Corporation, has assigned their interest in these lease payments to a management company who then also pays certain expenses related to these rental units. This assignment will end on December 31, 1998, or when the additional amount of $26,425 (see Note 6) is paid to the prior owner of the properties. Once the assignment period ends, the Company will be entitled to the sublease rental income from the other tenants. Based upon the estimated ending of the assignment period of February 28, 1999, the following represents the approximate amount of sublease income to be received in years ending after July 31, 1998:

                  Year                                  Amount
                  ----                               -------------
                  1999                               $     126,000
                  2000                                     104,000
                  2001                                       6,000
                  2002                                        --
                  2003                                        --
                                                     -------------

                  Total                              $     236,000
                                                     =============

           Pending Litigation
           Sands Brothers & Co., Ltd. (Sands), a New York City-based investment banking and brokerage firm, initiated arbitration against the Company under New York Stock Exchange (NYSE) rules in September 1998. This claim is based upon a claim that Sands has the right to purchase, for nominal consideration, approximately 1.5 million shares of the Company's common stock. This claim is based upon an October 1997 letter agreement which purportedly confirmed the terms of an agreement appointing Sands as the exclusive financial advisor to Generex Pharmaceuticals, Inc. (GPI) and granting Sands the right to receive shares representing 17 percent of the outstanding capital stock of GPI on a fully diluted basis. Following the acquisition of GPI by GBT - Delaware, Inc., Sands' claimed a right to receive shares of GPI common stock that would, allegedly, now apply to the Company's common stock. Sands also claims that it is entitled to additional shares of the Company as a result of the GBT - Delaware, Inc.'s acquisition of GPI (approximately 460,000 shares), and $144,000 in fees under the terms of the purported Agreement. Sands has never performed any services for the Company, and the Company and GPI have denied that the individual who is alleged to have entered into the purported agreement between Sands and GPI, had the authority to act on GPI's behalf, and accordingly, is defending against Sands' claim primarily on the basis that no agreement has ever existed between GPI and Sands. Hearings were held before an arbitration panel of the NYSE the week of June 7, 1999, and on July 6, 1999. Additional hearings are expected to be held in July 1999. The Company is unable to predict the outcome at this time. However, the Company intends to vigorously defend itself in this matter and does not expect that the ultimate resolution of this matter will have a material effect on its results of operations and financial condition.

           GPI is also contesting a claim for wrongful dismissal in the amount of approximately $300,000 plus special damages, interest and costs. The Company believes that the plaintiff was never employed by the Company or any of its subsidiaries and that the case is without merit.

                        GENEREX BIOTECHNOLOGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (INFORMATION RELATING TO THE NINE MONTHS ENDED APRIL 30, 1999
        AND 1998 AND CUMULATIVE FROM NOVEMBER 2, 1995 (DATE OF INCEPTION)
                         TO APRIL 30, 1999 IS UNAUDITED)

Note 7 - Commitments and Contingent Liabilities (Continued):

           An action was also commenced against GPI and other companies and individuals seeking approximately $4,080,000 for allegedly causing certain adverse consequences of a plaintiff's investment in a particular company. The Plantiff's amended Statement of Claim refers to GPI and mis-identifies it as a subsidiary of another corporation. The specific acts alleged in the Statement of Claim are attributed to other defendants and occurred prior to GPI's incorporation in November 1995. GPI's only involvement was that at one time there was interest on its part in buying certain assets from this company. GPI failed to file a Statement of Defense to the Statement of Claim and GPI was noted in default on October 1, 1996. On December 9, 1999 an application was filed to set aside the notice of default an permit the Company to enter a statement of defense. Due to the delay in filing the application there is substantial doubt that the Company will be successful in setting aside the notice of default which would also preclude the Company from contesting the issue of liability. The Company, however, would be permitted to contest the amount of damages, if any, the plaintiff as a result of the Company's actions or the actions for which the Company is legally responsible.

           In February 1999, MQS, Inc., a former consultant to the Company, commenced a civil action against the Company in the United States District Court for the District of New Jersey claiming that 242,168 shares of the Company's Common Stock, and $243,066 are due to it for services which it rendered through December 22, 1998. MQS also claims compensation on a quantum merit basis for the value of its services, and for punitive damages. On May 11, 1999, the Company responded to the complaint in this action, however, discovery has not begun. The Company has also filed a counterclaim against MQS, Inc. for breach of contract. The Company is unable to predict the outcome of this litigation at this time. However, does not expect that the ultimate resolution of this matter will have a material effect on its results of operations and financial condition.


           Stock Redemption
           Under the terms of a settlement, determined in an Ontario, Canada Court, the Company agreed to purchase 15,357 shares from a shareholder for a total purchase price of $142,035, payable in four equal installments commencing December 31, 1997, to be held in trust by the shareholder's legal counsel. Each installment is to be released to the shareholder upon delivery of the related shares to the Company or its legal counsel (the Company). The shareholder maintains the right at any time to advise the Company, in writing, which shall be irrevocable, that the shareholder will forego any of the four installments, in which case the Company shall have no obligation to deliver payment for that portion of the shares. As of July 31, 1998, the Company had not been advised that the shareholder would forego any payments and had not received any of the shares for which funds were held in trust. The Company's funding for this potential share repurchase is being maintained in an attorney trust account and has been labeled "Restricted Cash" on the July 31, 1998 consolidated balance sheet (see Note 14). The settlement was concluded in September 1998.

                        GENEREX BIOTECHNOLOGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (INFORMATION RELATING TO THE NINE MONTHS ENDED APRIL 30, 1999
        AND 1998 AND CUMULATIVE FROM NOVEMBER 2, 1995 (DATE OF INCEPTION)
                         TO APRIL 30, 1999 IS UNAUDITED)


Note 8 - Related Party Transactions:

           The amounts due from (to) related parties at July 31, are as follows:


                                                                                             Golden
                                    The          Angara           Angara       Ching          Bull
                                 Great Tao      Equities     Investments,     Chew An       Estates,
                                    Inc.           Inc.           Inc.       Breweries        Inc.          EBI, Inc.
                               -----------      ----------    -----------    ---------    -----------    --------------
Balance, Nov. 2,
   1995 (Date of
   Inception)                  $     --         $    --        $     --       $   --       $     --       $     --
Company expenses
   paid by related parties           --             (6,946)          --           --             --             --
Related party expenses
   paid by the Company              55,127         340,891           --           --             --             --
Other                                 (570)         (3,450)          --           --             --             --
                              ------------     -----------    -----------    ---------    -----------    --------------
Ending Balance,
   July 31, 1996                    54,557         330,495           --           --             --             --
Cash advance                         --              --              --           --             --           2,182,294
Company expenses
   paid by related parties           --             (9,206)          --           --             --             --
Related party expenses
   paid by the Company              73,067         500,867           --           --             --             --
Other                                 (996)         (6,513)          --           --             --             (11,527)
                              ------------     -----------    -----------    ---------    -----------     -------------
Ending Balance,
   July 31, 1997                   126,628         815,643           --           --             --          2 ,170,767
Purchase of properties                 --            --              --           --             --          (1,204,640)
Cash collection                        --         (403,639)          --           --             --            (441,548)
Company expenses
   paid by related parties        (352,384)        (22,171)      (277,962)     (29,481)      (209,637)           --
Related party expenses
   paid by the Company             122,338         293,976        136,644       29,381        468,851            --
Other                                1,263         (63,928)         7,543            6        (13,837)         (188,869)
                              ------------     -----------    -----------    ---------    -----------     -------------
Ending Balance,
   July 31, 1998                  (102,155)        619,881       (133,775)         (94)       245,377           335,710
Cash advance                         --            (82,345)          --           --          (16,883)           --
Company expenses
   paid by related parties           --           (262,459)       (60,434)        --          (53,281)           --
Related party expenses
   paid by the Company               --              3,456        141,414         --             --              --
Other                               (4,012)          9,228         (1,667)          (4)        12,569            13,184
                              ------------     -----------    -----------    ---------    -----------     -------------
Ending Balance,
   April 30, 1999             $   (106,167)    $   287,761    $   (54,462)   $     (98)   $   187,782     $     348,894
                              ============     ===========    ===========    =========    ===========     =============

                        GENEREX BIOTECHNOLOGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (INFORMATION RELATING TO THE NINE MONTHS ENDED APRIL 30, 1999
        AND 1998 AND CUMULATIVE FROM NOVEMBER 2, 1995 (DATE OF INCEPTION)
                         TO APRIL 30, 1999 IS UNAUDITED)


Note 8 - Related Party Transactions (Continued):

           The above information is summarized and included in the consolidated balance sheets as follows:


                                                               Due From            Due To
                                                                Related            Related
           July 31, 1998                                        Parties            Parties
           -------------                                      ----------         ----------
           The Great Tao, Inc.                                $     --           $  102,155
           Angara Equities, Inc.                                 619,881               --
           Angara Investments, Inc.                                 --              133,775
           Ching Chew An Breweries                                  --                   94
           Golden Bull Estates, Inc.                             245,377               --
           EBI, Inc.                                             335,710               --
                                                              ----------         ----------
              Total                                           $1,200,968         $  236,024
                                                              ==========         ==========

           July 31, 1997
           -------------

           The Great Tao, Inc.                                $  126,628         $     --
           Angara Equities, Inc.                                 815,643               --
           Angara Investments, Inc.                                 --                 --
           Ching Chew An Breweries                                  --                 --
           Golden Bull Estates, Inc.                                --                 --
           EBI, Inc.                                           2,170,767               --
                                                              ----------         ----------
              Total                                           $3,113,038         $     --
                                                              ==========         ==========

           April 30, 1999
           --------------

           The Great Tao, Inc.                                $     --           $  106,167
           Angara Equities, Inc.                                 287,761               --
           Angara Investments, Inc.                                 --               54,462
           Ching Chew An Breweries                                  --                   98
           Golden Bull Estates, Inc.                             187,782               --
           EBI, Inc.                                             348,894               --
                                                              ----------         ----------
              Total                                           $  824,437         $  160,727
                                                              ==========         ==========

           These amounts are non-interest bearing. There are no fixed terms of repayment.

           Each of the above related parties is owned in whole or in part by the Company's Chairman of the Board. In addition, EBI, Inc. and Golden Bull Estates, Inc. are shareholders of the Company.

                        GENEREX BIOTECHNOLOGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (INFORMATION RELATING TO THE NINE MONTHS ENDED APRIL 30, 1999
        AND 1998 AND CUMULATIVE FROM NOVEMBER 2, 1995 (DATE OF INCEPTION)
                         TO APRIL 30, 1999 IS UNAUDITED)

Note 8 - Related Party Transactions (Continued):

           Management feels that all related party expenses provided by such parties were transacted at terms and amounts that would have been obtained had the transactions been consummated with unrelated third parties. The exception to this is rent expense in 1996 and 1997 and the non-recording of interest income and expense on the balances due to/from related parties. The Company estimates the following additional amounts would have been recorded if such transactions were consummated under arms length agreements:


                                                                         For the Period
                                     For the Years Ended July 31,       November 2, 1995
                                  ----------------------------------   (Date of Inception)
                                      1998              1997             to July 31, 1996
                                  -------------     -------------      -------------------
           Rental Expense         $   --              $ 36,826             $ 27,784
           Interest Income        $ 273,429           $ 75,488             $ 13,382
           Interest Expense       $ 113,064                339                  132

           The interest income/expense amounts were computed at estimated prevailing rates based on the weighted average receivable/payable balance outstanding during the periods reflected. The weighted average receivable amount was $3,621,422, $1,015,783 and $198,679 during the years ended 1998 and 1997 and for the period November 2, 1995 (date of inception) to July 31, 1996. The weighted average amount payable was $1,043,413, $3,932 and $899 during the years ended 1998 and 1997 and for the period November 2, 1995 (date of inception) to July 31, 1996.

           As of July 31, 1998, the Company's three senior officers, who are also shareholders of the Company were compensated indirectly by the Company through a management services contract between the Company and a management firm of which they were equal owners. The amounts paid to this management firm amounted to $280,000, $-0- and $-0- for the years ended July 31, 1998 and 1997 and for the period November 2, 1995 (date of inception) to July 31, 1996.

           Prior to December 17, 1997, the Company occupied its executive offices at Harbour Square Business Center under an Occupancy Agreement between Generex Pharmaceuticals, Inc. (GPI), Angara Equities, Inc. and 1097346 Ontario, Inc. (the Angara/1097346 lease) pursuant to which GPI paid Angara a monthly occupancy fee of approximately $4,200 CAD, which represents the rental and other charges allocable to it space under Angara's lease for space, which included the Company's offices, 1097346 Ontario, Inc., the owner of the space. Angara Equities, Inc. is owned by the Company's Chairman of the Board. On December 17, 1997, GPI terminated the Angara/1097346 lease.

           See Note 7 for discussion of consulting agreement with the Vice President of Research and Development.

           During fiscal year 1998, the Company purchased two buildings from the father of the Company's Chairman of the Board. The total purchase price was $984,343.

                        GENEREX BIOTECHNOLOGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (INFORMATION RELATING TO THE NINE MONTHS ENDED APRIL 30, 1999
        AND 1998 AND CUMULATIVE FROM NOVEMBER 2, 1995 (DATE OF INCEPTION)
                         TO APRIL 30, 1999 IS UNAUDITED)

Note 9 - Long-Term Debt:

           Long-term debt consists of the following:

                                                                                                July 31,               April 30,
                                                                                       -------------------------      ----------
                                                                                           1998           1997            1999
                                                                                       ----------       --------      ----------
           Mortgage payable - Romspen Investment Corporation, interest at 10.5 percent per annum, monthly payments of interest only, principal due on March 20, 2000, secured  by real property located at 33 Harbour Square, Toronto Suites #202 and #3501, which is owned  personally by the Company's Chairman of the
           Board, and an assignment of all rents until December 31, 1998               $  528,506         $ --        $  549,262

           Mortgage payable - Laurential Bank, interest at 9.25 percent per annum, final payment due February 1, 2001, secured by real property located at 98 Stafford Drive, Brampton and 1740
           Sismet Road, Mississauga                                                       402,126            --          417,918

           Note payable - Berckeley Investment Group, Ltd., inclusive of
           interest, balance originally was to be paid in full June 1998 (A)              393,750            --               --

           Promissory note payable - Individual, interest at 12 percent per annum, principal together with interest due September 9, 1999
                                                                                               --            --           85,823
                                                                                       ----------        ------       ----------

           Total Debt                                                                   1,324,382            --        1,053,003
           Less Current Maturities                                                        411,565            --          417,919
                                                                                       ----------        ------       ----------
           Long-Term Debt, Less Current Maturities                                     $  912,817        $   --       $  635,084
                                                                                       ==========        ======       ==========


           (A) Pursuant to an agreement, the Company originally agreed that in the event that the common stock, or their equivalent, were not listed or quoted for trading on a public market in North America within ninety (90) days of the agreement, the Company shall pay the sum of $300,000 as damages within five (5) days of the end of such 90 day period. This milestone was not achieved by the Company. However, upon mutual agreement, the Company issued shares of its common stock subsequent to year-end. The value of this settlement is included in accounts payable and accrued expenses at July 31, 1998 (see Note 6).

           Aggregate maturities of long-term debt of the Company due within the next five years ending July 31, are as follows:

                    Year                                          Amount
                    ----                                        ---------
                    1999                                       $  411,565
                    2000                                          548,006
                    2001                                          364,811
                    2002                                           --
                    2003                                           --
                                                               ----------
                                                               $1,324,382
                                                               ==========

                        GENEREX BIOTECHNOLOGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (INFORMATION RELATING TO THE NINE MONTHS ENDED APRIL 30, 1999
        AND 1998 AND CUMULATIVE FROM NOVEMBER 2, 1995 (DATE OF INCEPTION)
                         TO APRIL 30, 1999 IS UNAUDITED)



Note 10 - Stockholders' Equity:

           Reverse Merger
           On January 9, 1998, the Company issued 9,234,118 of common stock to acquire GBT - Delaware, Inc. (see Note 1). For accounting purposes, the acquisition of GBT - Delaware, Inc. by the Company has been treated as a reverse merger. Accordingly, the 9,234,118 shares issued to acquire GBT - Delaware, Inc. have been treated as outstanding from November 2, 1995 (as adjusted for historical issuances of GBT - Delaware, Inc. and Generex Pharmaceuticals, Inc. during the period from November 2, 1995 to January 8, 1998) and the previously outstanding 1,105,000 shares have been treated as issued on the acquisition date. Since the assets and liabilities acquired on this date were immaterial, no amounts have been assigned to common stock as a result of this transaction.

           Warrants
           The Company has outstanding 1,153,425 Series A Redeemable Common Stock Purchase Warrants, each of which is exercisable to purchase one
           (1) share of common stock at a price of $5.00 per share. The warrants are redeemable, at the option of the Company, at any time after September 1, 1998, upon written notice of not less than twenty (20) days, at a redemption price of $.025 per warrant. These warrants expire December 31, 2000. (See Note 15).

           The warrants were sold between March 1, 1998 and June 30, 1998, in units, with each unit consisting of one warrant and one share of common stock, in a private placement effected by the Company pursuant to Rule 506, Regulation D, under the Act, and applicable Canadian securities laws. Included in these transactions were 993,253 units sold for cash at $2.50, and 160,172 units issued in payment for various services rendered and valued at $2.50 per unit.

           The Company also has outstanding warrants to purchase 500,000 shares of Common Stock at a price of $2.50 which expire on March 31, 2003, and warrants to purchase 7,937 shares at a price of $21.82 per share which expire on September 6, 2002.

           For consideration of financial consulting services provided, the Company issued warrants to purchase 150,000 shares of common stock at $10 per share, which expire on November 17, 2003.

           The Company issued warrants to purchase 150,000 shares of common stock at $6.00 per share and 50,000 shares of common stock at $7.50 per share. All warrants expire February through April 2004 and were granted in consideration of financial consulting services received.

           Preferred Stock
           The Company has authorized 1,000,000 shares with a par value of one-tenth of a cent ($.001) per share of preferred stock. The preferred stock may be issued in various series and shall have preference as to dividends and to liquidation of the Company. The Company's Board of Directors is authorized to establish the specific rights, preferences, voting privileges and restrictions of such preferred stock, or any series thereof. Other than the Special Voting Rights Preferred Stock, described below, there are no shares of preferred stock currently issued and outstanding.

                        GENEREX BIOTECHNOLOGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (INFORMATION RELATING TO THE NINE MONTHS ENDED APRIL 30, 1999
        AND 1998 AND CUMULATIVE FROM NOVEMBER 2, 1995 (DATE OF INCEPTION)
                         TO APRIL 30, 1999 IS UNAUDITED)


Note 10 - Stockholders' Equity (Continued):

           Special Voting Rights Preferred Stock
           The Company has issued 1,000 shares of Special Voting Rights Preferred Stock (SVR) with a par value of $.001. The Company has the right at any time after December 31, 2000, upon written notice to all holders of preferred shares, to redeem SVR Shares at $.10 per share. Holders of SVR Shares are not entitled to vote, except as specifically required by Idaho law or in the event of change in control, as defined. In addition, holders of SVR Shares are entitled to receive a dividend per share equal to the dividend declared and paid on shares of the Company's common stock as and when dividends are declared and paid on the Company's common stock.

Note 11 - Stock Based Compensation:

           The Company intends to apply Accounting Principles board Opinion No. 25, "Accounting for Stock issued to Employees," and related interpretations in accounting for options as allowed by Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation." During the years ended July 31, 1998 and 1997 and for the period November 2, 1995 (date of inception) to July 31, 1996, the Company did not grant options; thus no compensation expense was recorded in these years.

           1998 Stock Option Plan
           On January 22, 1998, the Company's Board of Directors approved the 1998 Stock Option Plan (1998 Plan), subject to shareholder approval of the Plan, and reserved 1,000,000 shares of Common Stock for issuance upon options granted under the Plan.

           The Plan presently is administered by the Board of Directors, but the Board may establish a Stock Option Committee (the Committee), which consists of at least three directors, to administer the Plan. References to the Committee herein include the Board of Directors so long as it continues to administer the Plan directly.

           The Committee is authorized to select from among eligible employees, directors, advisors and consultants those individuals to whom options are to be granted and to determine the number of shares to be subject to, and the terms and conditions of, the options. The Committee also is authorized to prescribe, amend and rescind terms relating to options granted under the Plan and the interpretation of options. Generally, the interpretation and construction of any provision of the Plan or any options granted thereunder is within the discretion of the Committee.

           The Plan provides that options may or may not be Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code (ISOs). Only employees of the Company are eligible to receive ISOs, while employees and non-employee directors, advisors and consultants are eligible to receive options which are not ISOs, i.e. "Non-Qualified Options." The options granted by the Board in connection with its adoption of the Plan are Non-Qualified Options.

           The 1998 Plan was not submitted for shareholder approval and terminated on February 1, 1999. A new plan, substantially identical to the 1998 Plan, has been adopted. All options granted under the 1998 Plan are not affected by the termination.

                        GENEREX BIOTECHNOLOGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (INFORMATION RELATING TO THE NINE MONTHS ENDED APRIL 30, 1999
        AND 1998 AND CUMULATIVE FROM NOVEMBER 2, 1995 (DATE OF INCEPTION)
                         TO APRIL 30, 1999 IS UNAUDITED)


Note 11 - Stock Based Compensation (Continued):

           The following is a summary of the common stock options granted, canceled or exercised under the Plan for the period August 1, 1998 through April 30, 1999.

                                                                        Exercise Price Per
                                                        Shares                 Share
                                                       --------         ------------------
           Outstanding - August 1, 1998                     --
           Granted                                      50,000               $   8.00
           Canceled                                         --
           Exercised                                        --                     --
                                                        ------               --------
           Outstanding - April 30, 1999                 50,000               $   8.00
                                                        ======               ========

           The following table summarizes information on stock options outstanding at April 30, 1999:

                                                 Options Outstanding                      Options Exercisable
                                 ----------------------------------------------       ---------------------------
                                                       Weighted         Number
                                      Number            Average        Weighted                           Weighted
                                  Outstanding         Contractual      Average         Exercisable         Average
               Range of                at                 Life         Exercise             at            Exercise
           Exercise Price        April 30, 1999         (Years)         Price         April 30, 1999       Price
           --------------        --------------       -----------     ---------       --------------      --------
                $8.00               50,000                  5          $8.00              50,000           $8.00

Note 12 - Net Loss Per Share:

           Basic EPS and Diluted EPS for the years ended July 31, 1998, 1997 and for the period November 2, 1995 (date of inception) to July 31, 1996 and for the nine months ended April 30, 1999 and 1998 have been computed by dividing the net loss for each respective period by the weighted average shares outstanding during that period. All outstanding warrants have been excluded from the computation of Diluted EPS as they are antidilutive.

Note 13 - Supplemental Disclosure of Cash Flow Information:


                                                  For the Years Ended      For the Period         For the Nine Months
                                                       July 31,           November 2, 1995           Ended April 30,
                                                ----------------------   (Date of Inception)    ------------------------
                                                  1998         1997        to July 31,1996        1999             1998
                                                --------      --------     ----------------      -------          ------
           Cash paid during the year for:
              Interest                          $63,291        $  --           $    --           $33,925          $   --
              Income taxes                      $    --        $  --           $    --           $    --          $   --

                        GENEREX BIOTECHNOLOGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (INFORMATION RELATING TO THE NINE MONTHS ENDED APRIL 30, 1999
        AND 1998 AND CUMULATIVE FROM NOVEMBER 2, 1995 (DATE OF INCEPTION)
                         TO APRIL 30, 1999 IS UNAUDITED)


Note 13 - Supplemental Disclosure of Cash Flow Information (Continued):

           Disclosure of non-cash investing and financing activities:

           Year Ended July 31, 1998
           ------------------------
              Miscellaneous receivable acquired with long-term debt                       $   58,516
              Long-term debt was assumed in conjunction with acquisition
                of property and equipment                                                 $  402,126
              Acquisition of property and equipment with collection of
                related party receivables                                                 $1,204,640
              Acquisition of a deposit on property and equipment with
                collection of related party receivables                                   $   68,000

           Nine Months Ended April 30, 1999
           --------------------------------
              Long-term debt was assumed in conjunction with acquisition
                of property                                                               $   82,183
              Settlement of liability arising from the violation of financing
                agreement with issuance of common stock                                   $  738,000

Note 14 - Segment Information:

           The regions to which the Company had identifiable assets and operating losses are presented in the following table. Identifiable assets are those that can be directly associated with a geographic area. Corporate assets include cash, restricted cash, other current assets, and due from related parties. Operating loss by geographic segment does not include an allocation of general corporate expenses.

                                         Identifiable       Operating
                                           Assets              Loss
                                         -----------       ----------
                  1998
                  ----
             United States               $  --             $   --
             Canada                       1,926,046         3,565,378
             Corporate                    3,529,662           984,935
                                         ----------        ----------
                  Total                  $5,455,708        $4,550,313
                                         ==========        ==========

                  1997
                  ----
             United States               $  --             $   --
             Canada                         316,943         1,355,543
             Corporate                    3,355,832             --
                                         ----------        ----------
                  Total                  $3,672,775        $1,355,543
                                         ==========        ==========

                  1996
                  ----
             United States               $  --             $   --
             Canada                         473,251           363,423
             Corporate                       14,767             --
                                         ----------        ----------
                  Total                  $  488,018        $  363,423
                                         ==========        ==========

                        GENEREX BIOTECHNOLOGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (INFORMATION RELATING TO THE NINE MONTHS ENDED APRIL 30, 1999
        AND 1998 AND CUMULATIVE FROM NOVEMBER 2, 1995 (DATE OF INCEPTION)
                         TO APRIL 30, 1999 IS UNAUDITED)


Note 15 - Subsequent Events (Unaudited):

           Subsequent events occurring after April 30, 1999 consist of the following:

           The Company received a total of $1,500,004 from the sale of 272,728 shares of common stock at $5.50 per share.

           The Company issued 45,000 shares valued at $5.50 per share in consideration for services received.

           On May 8, 1999, the Company announced that it exercised its right to redeem all outstanding Series A Redeemable Common Stock Warrants which were exercisable at $5.00 per share. The effective date of the redemption was June 4, 1999. Subsequent to June 4, 1999, the warrants ceased to be exercisable and the sole right of the holder who did not exercise their warrant(s) was to receive $.025 per warrant upon surrender of the warrant certificate to the Company. For 496,547 newly issued shares and the surrender of warrant certificates, the Company received the following:

           Cash                                             $1,941,875
           Services Rendered                                    67,158
           Promissory Notes Receivable                         473,702
                                                            ----------
                                                            $2,482,735
                                                            ==========

           In addition to the above, the Company received 323,920 previously outstanding shares, valued for this purpose at $7.8125 per share, and surrender of warrant certificates in exchange for 506,125 newly issued shares. The Company issued 6,300 shares valued at $5.50 per share plus $43,781 in cash for services rendered in conjunction with the warrant redemption.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officer.

Our bylaws require us to indemnify each person who is or was a director or officer of Generex against all expenses, liabilities, and loss actually and reasonably incurred in connection with any civil, criminal, administrative or investigative proceeding brought by reason of the fact that such person is or was a director or executive officer of Generex or is or was serving at our request in certain other capacities, to the extent such person is not otherwise indemnified and such indemnification is not prohibited by law. Under the Delaware General Corporation Law, we may indemnify such persons if they acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe their conduct was unlawful. With respect to a proceeding brought in the right of , we may indemnify such person if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, except that we may indemnify a person in that situation only to the extent the Court of Chancery or other court determines that such person is fairly and reasonably entitled to indemnification. Subject to the standards stated in the last two sentences, our by-laws require us to advance the expense (including attorneys' fees) incurred by such person in defending such action.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Generex pursuant to the foregoing provisions, we are informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


Item 25.  Other Expenses of Issuance and Distribution

         The following table sets forth the estimated amount of various expenses in connection with the sale and distribution of the securities being registered:

             SEC registration fee                             $_______
             Printing and engraving expenses                    25,000
             Legal fees and expenses
              (including blue sky fees and expenses)            50,000
             Accounting fees and expenses                       15,000
             Miscellaneous                                          --
                                                              --------
             Total                                            $100,000
                                                              ========

Item 26.  Recent Sales of Unregistered Securities.

Sales of unregistered securities by Generex within the past three years which occurred on or prior to February 12, 1998, are set forth in Item 10 of our Registration Statement on Form 10, as amended on February 24, 1999. The information set forth in Item 10 as amended February 24, 1999, is incorporated herein by reference.

In the period from February 13, 1999 until June 21, 1999, the Company has offered and sold Common Stock and other securities in the transactions described below in reliance upon exemptions from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, and Rule 506, Regulation D thereunder. No "public solicitation", as that term is defined in Rule 502(c), was employed by or in connection with the sale of securities in reliance upon
Section 4(2) and Rule 506. All purchasers were, to the Company's reasonable belief, accredited investors who purchased for investment. All disclosures required under Rule 502(d) were made by us, and all other conditions to the availability of the Rule 506 exemption were, to our knowledge and belief, complied with by us.

In order to assure that resale restrictions applicable to restricted securities are complied with, we have placed a legend evidencing the restrictions on all certificates representing the shares, and has issued "stop transfer" instructions to our transfer agent to prevent unapproved transfers.

The transactions were as follows:

(a) On February 15, 1999 and March 6, 1999, we issued an aggregate of 22,000 shares of common stock to three purchasers. These were additional sales in the Rule 506, Regulation D offering described in Paragraph (h) of Item 10 of our Registration Statement on Form 10. The purchasers of these shares were:

         Paul Busch -- 6,000 shares at $5.00 per share cash;

         Partners of the Toronto law firm of Brans Lehun Baldwin -- 5,000 shares issued for services rendered by the law firm and valued at $6.00 per share;

         Joseph Chicco -- 11,000 shares at $6.00 per share cash.

(b) Between April 27, 1999 and May 24, 1999, we offered and sold a total of 636,365 shares at a price of $5.50 per share. Coleman Securities and GIA Securities acted as our agents in the placement of the shares, and received commissions of 10% and warrants to purchase common stock as described below. The investors in this private placement were as follows:

Investor                                         Number of Shares
--------                                         ----------------
Cranshire Capital, L.P.                          177,274
Keyway Investments Ltd.                          154,545
ICN Capital Ltd.                                 59,092
Gilford Partners, L.P.                           18,182
Howard Horberg                                   22,727
Steve Levy                                       22,727
Headwaters Capital                               90,909
Aries Domestic Fund, L.P.                        27,000
Aries Domestic Fund II, L.P.                     272
Aries Master Fund                                63,637

All of these shares have been registered for sale in this Registration
Statement.

(c) In connection with entering into an investment banking relationship with Coleman & Company Securities, Inc. and as compensation to Coleman Securities and GIA Securities, Inc. in connection with the private placement of common stock described in paragraph (b) above, we issued the following warrants to purchase common stock to these broker dealers and their employees:

        o       50,000 Warrants at $6.00 per share expiring 02/16/04

        o       100,000 Warrants at $6.00 per share expiring 04/06/04

        o       50,000 Warrants at $7.50 per share expiring 04/06/04

        o       56,364 Warrants at $5.50 per share expiring 04/26/04

We also issued warrants to purchase 7,274 shares at $5.50 per share to two finders who introduced the Company to one of the investors in the private placement.

Shares underlying the warrants have been registered for sale in this Registration Statement, and information pertaining to holders of the warrants which appears under the caption "Selling Shareholders" in the prospectus included in this Registration Statement is incorporated by reference herein.

(d) Between May 11, 1999 and June 4, 1999, we sold a total of 1,002,672 shares to holders of previously outstanding Series A Redeemable Common Stock Purchase Warrants (27 holders) at $5.00 per share upon the exercise of such warrants. The warrants had been issued in the "units" offering described in Item 10, Paragraph
(c) of our Registration Statement on Form 10, and the holders exercising these warrants were purchasers in the "units" offering. The purchase price of these shares was paid in cash, in previously owned shares of our common stock valued for this purpose at $7.8125 per share, by cancellation of indebtedness or by promissory note, as follows: 388,375 shares were issued for cash ($1,941,875); 506,125 shares were paid for by the surrender of 323,920 previously owned shares ($2,580,625); 98,172 shares were sold partially in consideration of cancellation of indebtedness ($66,978.30) and partially through the issuance of a two-year promissory note ($423,701.70); and 10,000 shares were sold in consideration of a short term promissory note ($50,000).

(e) In June 1999, the Company issued 45,000 shares of Common Stock to Monetary Advancement, Inc. as compensation for consulting services, and 6,300 shares to Thompson Kernaghan & Company for services in connection with the warrant redemption described in paragraph (d) above. These shares were valued at $5.50 per share for these purposes.

Item 27.  Exhibits


Exhibit No.                         Description
-----------                         -----------
3.1             Restated Certificate of Incorporation of Generex Biotechnology Corporation*

3.2             Bylaws of the Company

4.1             Form of Common Stock Certificate

4.2             Form of Special Voting Rights Preferred Stock Certificate

4.3             1998 Incentive Stock Option Plan

4.3.1           1999 Incentive Stock Option Plan of predecessor Idaho corporation**

4.4.1           Forms of Coleman Securities Series A, B, C and D Warrants

4.4.2           Form of GCR Warrant (issued by predecessor Idaho corporation)**

4.4.3           Form of Berckeley Warrant (issued by predecessor Idaho corporation)**

4.4.4           Form of Meyerson Warrant (issued by predecessor Idaho corporation)**

4.5.1           Form of Subscription/Voting/Put Agreement between  and Dr. William Steinbrink**

4.5.2           Form of Subscription/Voting Agreement executed by purchasers of 337,670 shares of Common Stock**

4.6             Registration Rights Agreement between the Company and certain purchasers of Common Stock.


                                      II-3

5               Opinion of Eckert Seamans Cherin & Mellot, LLC regarding the legality of securities being registered***

10.1.1          Consulting Agreement with Pankaj Modi**

10.1.2          Assignment and Assumption Agreement with Pankaj Modi**

16.1.1          Letter from former accountant Jack F. Burke, Jr.**

16.1.2          Letter from former accountant Mintz & Partners**

21              Subsidiaries of the Registrant

23.1.1          Consent of Withum, Smith & Brown, independent auditors

23.1.2          Consent of Mintz & Partners, independent auditors

23.1.3          Consent of Eckert Seamans Cherin & Mellot, LLC (included in Exhibit 5)***

27.             Financial Data Schedules


* Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarter ended is incorporated by reference.

** Incorporated by reference to the identical numbered exhibit contained in our Registration Statement on Form 10 filed with the Commission on December 14, 1998, as amended February 24, 1999.

*** To be filed by amendment.


Item 27.  Undertakings.

We undertake to:

         1. File, during any period in which we offer or sell securities, a post-effective amendment to this Registration Statement to:

                (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) Reflect in the Prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                (iii) Include any additional or changed material information on the Plan of Distribution described in the Registration Statement.

         2. For the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

         3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We hereby undertake that:

         For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time the Commission declared it effective.

         For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in this Registration Statement, and the offering of the securities at that time, shall be deemed to be the initial bona fide offering of those securities.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form S-1 and have authorized this Registration Statement to be signed on our behalf by the undersigned, our President, on the 8th day of July, 1999.



                        GENEREX BIOTECHNOLOGY CORPORATION


                             By: /s/ Anna E. Gluskin
                                 --------------------------
                                 Anna E. Gluskin, President



                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


Signatures                                      Title                                            Date


/s/ Anna E. Gluskin
-------------------
Anna E. Gluskin                                 President, Chief Executive Officer and       July 8, 1999
                                                Director

/s/ E. Mark Perri
-------------------
E. Mark Perri                                   Chairman of the Board, Chief Financial      July 8, 1999
                                                Officer and Director

/s/ Rose C. Perri
-------------------
Rose C. Perri                                   Director                                     July 8, 1999

/s/ Pankaj Modi
-------------------
Pankaj Modi, Ph.D.                              Director                                     July 8, 1999
